T H I R D P O I N T E N H A N C E D L P F IN A N C IA L S TA T E M E N T S As of and for the Years Ended 12/31/2021, 12/31/2020 and 12/31/2019 With Report of Independent Auditors

Contents 01 Report of Independent Auditors 03 Statements of Financial Condition 04 Condensed Schedules of Investments 31 Statements of Operations 32 Statements of Changes in Partners’ Capital 34 Statements of Cash Flows 36 Notes to Financial Statements

REPORT OF INDEPENDENT AUDITORS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 1 Ernst & Young Ltd. 62 Forum Lane Camana Bay P.O. Box 510 Grand Cayman KY1-1106 CAYMAN ISLANDS Tel: +1 345 949 8444 Fax: +1 345 949 8529 ey.com Report of Independent Auditors The General Partner Third Point Enhanced LP Opinion We have audited the financial statements of Third Point Enhanced LP (the “Partnership”), which comprise the statements of financial condition, including the condensed schedules of investments, as of December 31, 2021, December 31, 2020 and December 31, 2019, and the related statements of operations, changes in partners’ capital and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Partnership at December 31, 2021, December 31, 2020 and December 31, 2019, and the results of its operations, changes in partners capital and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Partnership and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Financial Statements Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error. In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for one year after the date that the financial statements are available to be issued. Auditor’s Responsibilities for the Audit of the Financial Statements Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements. A member firm of Ernst & Young Global Limited

2 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 REPORT OF INDEPENDENT AUDITORS In performing an audit in accordance with GAAS, we: • Exercise professional judgment and maintain professional skepticism throughout the audit. • Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. • Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control. Accordingly, no such opinion is expressed. • Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements. • Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Partnership’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit. February 18, 2022 A member firm of Ernst & Young Global Limited

STATEMENTS OF FINANCIAL CONDITION
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 3

# Statements of Financial Condition

| (Stated in United States Dollars) | December 31, 2021 $ | December 31, 2020 $ | December 31, 2019 $ |
|---|---|---|---|
| **Assets** | | | |
| Cash | 128,273 | 40,072,813 | 51,809 |
| Investments in securities, at fair value (cost $1,328,219,935, 2020: $1,711,486,047, 2019: $1,415,668,539: (see Note 2 and Note 6) | 1,580,389,628 | 2,167,250,074 | 1,611,874,245 |
| Investments in affiliated investment funds, at fair value (cost $34,629,688, 2020: $28,963,747, 2019: $4,933,101) (see Note 2 and Note 6) | 43,137,705 | 33,669,956 | 8,657,221 |
| Due from brokers (see Note 4) | 523,970,735 | 124,586,536 | 162,682,225 |
| Derivative contracts, at fair value (net upfront fees paid and cost of $6,849,054, 2020: $7,521,973, 2019: $2,494,699) (see Note 2 and Note 8) | 46,544,478 | 36,977,997 | 21,860,582 |
| Interest and dividends receivable | 3,076,597 | 3,236,403 | 1,210,390 |
| Other assets | 1,547,807 | 3,883,238 | 211,422 |
| **Total assets** | **2,198,795,223** | **2,409,677,017** | **1,806,547,894** |
| | | | |
| **Liabilities and Partners' Capital** | | | |
| **Liabilities** | | | |
| Securities sold, not yet purchased, at fair value (proceeds $278,192,863, 2020: $184,986,886, 2019: $261,775,716) (see Note 2 and Note 6) | 290,398,282 | 182,978,897 | 283,710,896 |
| Securities sold under agreements to repurchase (see Note 2) | 33,616,216 | 5,542,093 | – |
| Due to brokers (see Note 4) | 493,630,158 | 894,004,314 | 426,612,219 |
| Derivative contracts, at fair value (net upfront fees received of $19,308, 2020: $20,042, 2019: $775,583) (see Note 2 and Note 8) | 8,362,971 | 23,703,804 | 19,282,026 |
| Withdrawals payable to General Partner | 139,516,326 | 75,000,000 | 42,380,674 |
| Withdrawals payable to Limited Partners | 250,000,000 | – | – |
| Management fee payable (see Note 6) | 155,869 | 176,911 | 256,335 |
| Interest and dividends payable | 700,901 | 672,006 | 972,210 |
| Accrued expenses | 1,144,829 | 1,033,825 | 2,416,638 |
| **Total liabilities** | **1,217,525,552** | **1,183,111,850** | **775,630,998** |
| | | | |
| **Commitments (see Notes 6 and 10)** | | | |
| | | | |
| **Partners' Capital** | | | |
| General partner's capital | 103,033,315 | 170,947,421 | 166,120,891 |
| Limited partners' capital | 878,236,356 | 1,055,617,746 | 864,796,005 |
| **Total Partners' capital** | **981,269,671** | **1,226,565,167** | **1,030,916,896** |
| **Total liabilities and partners' capital** | **2,198,795,223** | **2,409,677,017** | **1,806,547,894** |

*See accompanying notes.*

4 THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021
CONDENSED SCHEDULES OF INVESTMENTS

# Condensed Schedules of Investments

December 31, 2021

| (Stated in United States Dollars)<br>Description | Shares | Fair Value<br>$ | Percentage of Partners' Capital<br>% |
|---|---|---|---|
| **Investments in Securities** | | | |
| Equity Securities | | | |
| *North America:* | | | |
| Basic Materials | | 25,943,272 | 2.64 |
| Communications | | | |
| Amazon.com Inc. | 26,000 | 86,692,840 | 8.83 |
| Other | | 105,853,240 | 10.79 |
| Total Communications | | 192,546,080 | 19.62 |
| Consumer, Cyclical | | 99,568,281 | 10.15 |
| Consumer, Non-Cyclical | | | |
| Danaher Corp | 211,600 | 69,618,517 | 7.09 |
| Other | | 216,854,709 | 22.10 |
| Total Consumer, Non-Cyclical | | 286,473,226 | 29.19 |
| Energy | | 13,945,691 | 1.43 |
| Financial | | 45,227,395 | 4.62 |
| Government | | 419,020 | 0.04 |
| Industrial | | 15,207,092 | 1.55 |
| Technology | | | |
| Intuit Inc. | 83,900 | 53,966,158 | 5.50 |
| SentinelOne Inc. | 1,949,468 | 98,428,639 | 10.03 |
| Other | | 71,635,827 | 7.28 |
| Total Technology | | 224,030,624 | 22.81 |
| Utilities | | | |
| Pacific Gas & Electric Co | 5,619,497 | 68,220,694 | 6.96 |
| Pacific Gas & Electric Co, 8/16/2023, 5.5% | 36,400 | 4,210,752 | 0.43 |
| Other | | 13,690,680 | 1.40 |
| Total Utilities | | 86,122,126 | 8.79 |
| Diversified | | 25,008,579 | 2.55 |
| **Total North America (cost $753,781,341)** | | **1,014,491,386** | **103.39** |
| *Europe:* | | | |
| Basic Materials | | 6,536,634 | 0.67 |
| Consumer, Non-Cyclical | | 5,151,300 | 0.52 |
| Industrial | | 2,554,275 | 0.26 |
| Technology | | 37,806,960 | 3.85 |
| **Total Europe (cost $46,246,792)** | | **52,049,169** | **5.30** |
| *Latin America and the Caribbean:* | | | |
| Diversified | | 6,193,719 | 0.63 |
| **Total Latin America and the Caribbean (cost $6,242,751)** | | **6,193,719** | **0.63** |

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 5 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Equity Securities (continued) Middle East and Africa: Diversified 1,284,114 0.13 Financial 248,683 0.03 Total Middle East and Africa (cost $1,432,947) 1,532,797 0.16 Asia-Pacific: Communications 6,456,842 0.66 Total Asia-Pacific (cost $6,894,995) 6,456,842 0.66 Total Equity Securities (cost $814,598,826) 1,080,723,913 110.14 Asset-Backed Securities North America: Aircraft 5,176,109 0.52 Consumer Loan 63,021,380 6.44 Corporate 13,553,044 1.37 Mortgage 134,424,355 13.68 Student Loan 13,223,944 1.35 Total North America (cost $226,132,744) 229,398,832 23.36 Europe: Aircraft 344,758 0.04 Mortgage 2,636,055 0.27 Total Europe (cost $2,971,466) 2,980,813 0.31 Latin America and the Caribbean: Aircraft 2,958,069 0.30 Corporate 2,465,458 0.26 Total Latin America and the Caribbean (cost $6,068,658) 5,423,527 0.56 Total Asset-Backed Securities (cost $235,172,868) 237,803,172 24.23 Corporate Bonds North America: Communications 138,539 0.01 Consumer, Cyclical 17,505,493 1.78 Consumer, Non-Cyclical 6,753,425 0.69 Energy 55,892,789 5.70 Financial 3,493,424 0.36 Industrial 27,790,839 2.83 Technology 151,000 0.02 Total North America (cost $104,967,428) 111,725,509 11.39

6 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2021 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Corporate Bonds (continued) Europe: Consumer, Cyclical 6,668,152 0.68 Consumer, Non-Cyclical 7,692,315 0.78 Energy 952,952 0.10 Industrial 3,492,227 0.36 Total Europe (cost $20,003,081) 18,805,646 1.92 Latin America and the Caribbean: Communications 100,166 0.01 Consumer, Cyclical 10,067,562 1.02 Real Estate 8,327,472 0.85 Total Latin America and the Caribbean (cost $19,154,973) 18,495,200 1.88 Asia-Pacific: Financial 414,643 0.04 Total Asia-Pacific (cost $668,202) 414,643 0.04 Total Corporate Bonds (cost $144,793,684) 149,440,998 15.23 Private Preferred Equity Securities North America: Consumer, Cyclical 762,842 0.08 Consumer, Non-Cyclical 7,233,931 0.74 Financial 181,410 0.02 Litigation Financing 87,318 0.01 Technology 46,216,154 4.70 Total North America (cost $54,983,023) 54,481,655 5.55 Europe: Consumer, Non-Cyclical 596,045 0.06 Financial 12,952,205 1.32 Total Europe (cost $16,306,094) 13,548,250 1.38 Latin America and the Caribbean: Technology 3,079,864 0.31 Total Latin America and the Caribbean (cost $2,255,560) 3,079,864 0.31

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 7 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Private Preferred Equity Securities (continued) Middle East and Africa: Technology 3,662,916 0.38 Total Middle East and Africa (cost $3,645,362) 3,662,916 0.38 Total Private Preferred Equity Securities (cost $77,190,039) 74,772,685 7.62 Private Common Equity Securities North America: Consumer, Cyclical 7,012,618 0.72 Consumer, Non-Cyclical 34,304 0.00 Financial 181,420 0.02 Technology 1,179,082 0.12 Total North America (cost $15,017,098) 8,407,424 0.86 Latin America and the Caribbean: Technology 337,053 0.03 Total Latin America and the Caribbean (cost $219,168) 337,053 0.03 Total Private Common Equity Securities (cost $15,236,266) 8,744,477 0.89 Bank Debt North America: Consumer, Cyclical 2,025,469 0.21 Total North America (cost $2,178,932) 2,025,469 0.21 Latin America and the Caribbean: Consumer, Cyclical 3,768,450 0.38 Total Latin America and the Caribbean ($5,588,941) 3,768,450 0.38 Total Bank Debt (cost $7,767,873) 5,793,919 0.59 Investment Funds North America: Digital Assets 148,220 0.02 Litigation Financing 871,357 0.09 Total North America (cost $1,675,401) 1,019,577 0.11

8 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2021 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Investment Funds (continued) Latin America and the Caribbean: Real Estate – 0.00 Total Latin America and the Caribbean (cost $3,911,700) – 0.00 Total Investment Funds (cost $5,587,101) 1,019,577 0.11 Real Estate North America: Commercial 8,440,476 0.86 Total North America (cost $9,110,383) 8,440,476 0.86 Total Real Estate (cost $9,110,383) 8,440,476 0.86 Rights and Warrants North America: Basic Materials 646,525 0.07 Communications 75,876 0.01 Consumer Loan 1,549,004 0.16 Consumer, Cyclical 181,702 0.02 Consumer, Non-Cyclical 85,006 0.01 Diversified 707,212 0.07 Financial 13,745 0.00 Industrial 169,011 0.01 Technology 167,128 0.02 Utilities 722,436 0.07 Total North America (cost $4,927,917) 4,317,645 0.44 Latin America and the Caribbean: Diversified 151,954 0.02 Total Latin America and the Caribbean (cost $310,204) 151,954 0.02 Total Rights and Warrants (cost $5,238,121) 4,469,599 0.46 Sovereign Debt Latin America and the Caribbean: Government 532,782 0.05 Total Latin America and the Caribbean (cost $3,377,736) 532,782 0.05 Total Sovereign Debt (cost $3,377,736) 532,782 0.05

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 9 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Trade Claims North America: Financial 32,928 0.00 Total North America (cost $83,190) 32,928 0.00 Total Trade Claims (cost $83,190) 32,928 0.00 Option Contracts North America: Communications 2,677,790 0.28 Funds 58,999 0.01 Index 337,215 0.03 Technology 5,425,185 0.55 Total North America (cost $9,587,083) 8,499,189 0.87 Europe: Index 115,913 0.01 Total Europe (cost $476,765) 115,913 0.01 Total Option Contracts (cost $10,063,848) 8,615,102 0.88 Total Investments in Securities, at fair value (cost $1,328,219,935) 1,580,389,628 161.06 Affiliated Investment Funds North America: Investments In Limited Partnerships 32,295,000 3.29 Total North America (cost $25,000,000) 32,295,000 3.29 Latin America and the Caribbean: Investments In Limited Partnerships 10,842,705 1.11 Total Latin America and the Caribbean (cost $9,629,688) 10,842,705 1.11 Total Affiliated Investment Funds (cost $34,629,688) 43,137,705 4.40 Securities Sold, not yet Purchased Equity Securities North America: Basic Materials (5,483,660) (0.55) Communications (20,460,931) (2.09) Consumer, Cyclical (34,000,473) (3.47) Consumer, Non-Cyclical (25,616,332) (2.60) Energy (10,271,414) (1.05) Financial (7,259,556) (0.74)

10 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2021 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Securities Sold, not yet Purchased (continued) Equity Securities (continued) North America (continued): Funds (91,677,452) (9.34) Industrial (28,504,598) (2.90) Technology (11,032,174) (1.12) Utilities (1,778,510) (0.18) Total North America (proceeds $222,727,031) (236,085,100) (24.04) Europe: Consumer, Non-Cyclical (683,228) (0.07) Technology (1,204,208) (0.12) Total Europe (proceeds $1,947,559) (1,887,436) (0.19) Asia-Pacific: Technology (1,471,480) (0.15) Total Asia-Pacific (proceeds $958,634) (1,471,480) (0.15) Total Equity Securities (proceeds $225,633,224) (239,444,016) (24.38) Corporate Bonds North America: Consumer, Cyclical (921,528) (0.09) Total North America (proceeds $913,588) (921,528) (0.09) Total Corporate Bonds (proceeds $913,588) (921,528) (0.09) Treasury Securities North America: Government (48,061,582) (4.93) Total North America (proceeds $47,359,690) (48,061,582) (4.93) Total Treasury Securities (proceeds $47,359,690) (48,061,582) (4.93)

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 11 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Securities Sold, not yet Purchased (continued) Option Contracts North America: Communications (1,035,114) (0.11) Consumer, Cyclical (657,140) (0.06) Financial (43,688) (0.00) Funds (1,439) (0.00) Index (37,950) (0.00) Technology (182,188) (0.02) Total North America (proceeds $4,203,268) (1,957,519) (0.19) Europe Index (13,637) (0.00) Total Europe (proceeds $83,093) (13,637) (0.00) Total Option Contracts (proceeds $4,286,361) (1,971,156) (0.19) Total Securities Sold, not yet Purchased (proceeds $278,192,863) (290,398,282) (29.59) Derivatives Contracts Contracts for Differences—Long Contracts North America: Diversified (41,100) (0.00) Energy 907,555 0.10 Financial (28,516) (0.00) Industrial 1,201,065 0.12 Total North America 2,039,004 0.22 Europe: Communications 1,052,171 0.11 Consumer, Cyclical 26,826,143 2.73 Consumer, Non-Cyclical 1,490,554 0.15 Energy 2,283,365 0.24 Financial 465,016 0.04 Total Europe 32,117,249 3.27 Total Contracts for Differences—Long Contracts 34,156,253 3.49 Contracts for Differences—Short Contracts North America: Funds (392,394) (0.04) Total North America (392,394) (0.04)

12 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2021 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Derivatives Contracts (continued) Contracts for Differences—Short Contracts (continued) Europe: Basic Materials (12,100) (0.00) Consumer, Cyclical (76,314) (0.01) Consumer, Non-Cyclical 352,948 0.03 Financial 144,171 0.02 Industrial (136,161) (0.01) Total Europe 272,544 0.03 Asia-Pacific: Industrial (140,767) (0.01) Technology (1,624,926) (0.17) Total Asia-Pacific (1,765,693) (0.18) Total Contracts for Differences—Short Contracts (1,885,543) (0.19) Credit Default Swaps—Protection Purchased North America: Asset-Backed Securities Index 76,003 0.00 Total North America (net upfront fees paid $59,446) 76,003 0.00 Total Credit Default Swaps—Protection Purchased (net upfront fees paid $59,446) 76,003 0.00 Credit Default Swaps—Protection Sold North America: Asset-Backed Securities Index (23,512) (0.00) Total North America (net upfront fees received $19,308) (23,512) (0.00) Total Credit Default Swaps—Protection Sold (net upfront fees received $19,308) (23,512) (0.00) Foreign Currency Forward Contracts Buy United States Dollar, Sell Chinese Yuan (204,061) (0.02) Buy United States Dollar, Sell Euro (83,281) (0.01) Total Foreign Currency Forward Contracts (287,342) (0.03) Interest Rate Swaptions North America: US Treasury Rates 9,102,513 0.93 Total North America (cost $6,789,608) 9,102,513 0.93 Total Interest Rate Swaptions (cost $6,789,608) 9,102,513 0.93

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 13 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Derivatives Contracts (continued) Total Return Swaps—Long Contracts North America: Energy (1,968) (0.00) Equity Swap Basket 100,754 0.01 Total North America 98,786 0.01 Total Return Swaps—Long Contracts 98,786 0.01 Total Return Swaps—Short Contracts North America: Equity Swap Basket (854,602) (0.09) Index (2,428,320) (0.25) Total North America (3,282,922) (0.34) Europe: Equity Swap Basket (104,237) (0.01) Total Europe (104,237) (0.01) Total Return Swaps—Short Contracts (3,387,159) (0.35) Commodity Futures—Long Contracts North America: Commodities 1,757,294 0.18 Total North America 1,757,294 0.18 Total Commodity Futures—Long Contracts 1,757,294 0.18 Futures—Short Contracts North America: Interest Rate (648) (0.00) Total North America (648) (0.00) Europe: Index (1,472,742) (0.15) Interest Rate 47,604 0.00 Total Europe (1,425,138) (0.15) Total Futures—Short Contracts (1,425,786) (0.15) Net Derivative Contracts (including net upfront fees paid and cost of 6,829,746) 38,181,507 3.89 See accompanying notes.

14 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments December 31, 2020 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Investments in Securities Equity Securities North America: Communications The Walt Disney Co. 579,400 104,975,692 8.56 Other 291,663,347 23.79 Total Communications 396,639,039 32.35 Consumer, Cyclical IAA, Inc. 1,196,888 77,773,782 6.34 Other 173,890,819 14.17 Total Consumer, Cyclical 251,664,601 20.51 Consumer, Non-Cyclical 151,269,267 12.34 Energy 20,259,680 1.66 Financial 132,964,820 10.86 Industrial Danaher Corp 361,500 80,303,609 6.55 Other 86,284,576 7.04 Total Industrial 166,588,185 13.59 Technology 264,159,969 21.54 Utilities Pacific Gas & Electric Co 10,240,097 127,591,609 10.41 Pacific Gas & Electric Co, 8/16/2023, 5.5% 60,300 7,407,252 0.60 Total Utilities 134,998,861 11.01 Total North America (cost $1,139,780,638) 1,518,544,422 123.86 Europe: Consumer, Cyclical 53,356,155 4.36 Consumer, Non-Cyclical 7,357,000 0.60 Technology 14,544,660 1.18 Total Europe (cost $55,716,740) 75,257,815 6.14 Asia-Pacific: Consumer, Cyclical (cost $22,084,619) 44,839,074 3.66 Latin America and the Caribbean: Financial (cost $1,774,000) 2,306,200 0.19 Middle East and Africa: Financial (cost $1,501,068) 2,930,089 0.24 Total Equity Securities (cost $1,220,857,065) 1,643,877,600 134.09

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 15 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Asset-Backed Securities North America: Aircraft 5,343,534 0.43 Consumer Loan 21,416,301 1.75 Mortgage 196,524,131 16.02 Student Loan 155,171 0.01 Total North America (cost $203,223,808) 223,439,137 18.21 Europe: Mortgage (cost $2,961,321) 3,346,217 0.27 Latin America and the Caribbean: Mortgage (cost $651,440) 543,263 0.04 Total Asset-Backed Securities (cost $206,836,569) 227,328,617 18.52 Corporate Bonds North America: Basic Materials 12,513 0.00 Communications 8,038,245 0.65 Consumer, Cyclical 48,640,950 3.96 Consumer, Non-Cyclical 1,939,541 0.16 Energy 50,696,137 4.13 Industrial 32,821,390 2.68 Technology 12,758,198 1.04 Utilities 8,727,409 0.71 Total North America (cost $138,679,752) 163,634,383 13.33 Europe: Consumer, Cyclical 661,541 0.05 Consumer, Non-Cyclical 9,471,993 0.76 Total Europe (cost $10,040,537) 10,133,534 0.81 Latin America and the Caribbean: Real Estate (cost $14,175,448) 8,335,084 0.68 Total Corporate Bonds (cost $162,895,737) 182,103,001 14.82

16 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2020 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Private Preferred Equity Securities North America: Consumer, Cyclical 1,120,504 0.09 Consumer, Non-Cyclical 4,464,212 0.37 Financial 18,120,646 1.48 Technology 42,970,208 3.50 Total North America (cost $53,055,562) 66,675,570 5.44 Europe: Consumer, Non-Cyclical (cost $2,907,175) 284,856 0.03 Latin America and the Caribbean: Technology (cost $13,309,967) 11,755,005 0.96 Total Private Preferred Equity Securities (cost $69,272,704) 78,715,431 6.43 Private Common Equity Securities North America: Consumer, Cyclical 1,123,564 0.09 Consumer, Non-Cyclical 29,664 0.00 Financial 3,437,770 0.28 Technology 303,280 0.02 Total Private Common Equity Securities (cost $14,780,983) 4,894,278 0.39 Bank Debt North America: Consumer, Cyclical 3,308,417 0.27 Total Bank Debt (cost $3,016,024) 3,308,417 0.27 Investment Funds North America: Litigation Financing (cost $2,303,794) 1,167,917 0.09 Latin America and the Caribbean: Litigation Financing 284,250 0.02 Total Latin America and the Caribbean (cost $5,728,141) 284,250 0.02 Total Investment Funds (cost $8,031,935) 1,452,167 0.11

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 17 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Real Estate North America: Commercial 6,489,006 0.52 Total Real Estate (cost $8,114,345) 6,489,006 0.52 Rights and Warrants North America: Consumer Loan 1,903,734 0.16 Energy 832,414 0.07 Financial 1,268,952 0.10 Technology 234,480 0.02 Total North America (cost $3,335,634) 4,239,580 0.35 Europe: Consumer, Non-Cyclical (cost $2,847) 614,383 0.05 Total Rights and Warrants (cost $3,338,481) 4,853,963 0.40 Sovereign Debt Latin America and the Caribbean: Sovereign Debt 140,903 0.01 Total Sovereign Debt (cost $3,377,736) 140,903 0.01 Trade Claims North America: Financial 55,904 0.00 Total Trade Claims (cost $135,783) 55,904 0.00

18 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2020 (Stated in United States Dollars) Description Contracts Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Option Contracts North America Communications The Walt Disney Co. 1/21/2022, $115 319 2,252,938 0.18 The Walt Disney Co. 1/21/2022, $120 827 5,450,757 0.44 Other 2,935,835 0.24 Total Communications 10,639,530 0.86 Financial 192,095 0.02 Technology 673,314 0.05 Utilities Pacific Gas & Electric Co 3/1/2021, $12 3,047 405,251 0.03 Indices 2,120,597 0.17 Total Option Contracts (cost $10,828,685) 14,030,787 1.13 Total Investments in Securities, at fair value (cost $1,711,486,047) 2,167,250,074 176.69 Affiliated Investment Funds North America: Investments In Limited Partnerships (cost $25,000,000) 27,681,475 2.26 Latin America and the Caribbean Investments In Limited Partnerships (cost $3,963,747) 5,988,481 0.49 Total Affiliated Investment Funds (cost $28,963,747) 33,669,956 2.75 Securities Sold, not yet Purchased Equity Securities North America: Communications (8,133,328) (0.68) Consumer, Cyclical (6,024,975) (0.49) Consumer, Non-Cyclical (11,300,559) (0.92) Financial (3,258,300) (0.26) Funds (51,164,510) (4.17) Indices (12,379,140) (1.01) Industrial (8,774,458) (0.72) Technology (19,123,362) (1.55) Utilities (17,097,709) (1.39) Total Equity Securities (proceeds $135,824,695) (137,256,341) (11.19)

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 19 (Stated in United States Dollars) Description Contracts Fair Value $ Percentage of Partners’ Capital % Securities Sold, not yet Purchased (continued) Corporate Bonds North America: Consumer, Cyclical (1,501,480) (0.12) Energy (6,027,342) (0.49) Total Corporate Bonds (proceeds $6,543,596) (7,528,822) (0.61) Treasury Securities North America: Government (34,065,099) (2.78) Total Treasury Securities (proceeds $35,812,902) (34,065,099) (2.78) Option Contracts North America: Communications (2,055,300) (0.17) Financial (86,263) (0.01) Index (610,522) (0.05) Technology (1,245,529) (0.10) Utilities (131,021) (0.01) Total Option Contracts (proceeds $6,805,693) (4,128,635) (0.34) Total Securities Sold, not yet Purchased (proceeds $184,986,886) (182,978,897) (14.92) Derivatives Contracts Contracts for Differences – Long Contracts North America: Industrial 2,436,417 0.20 Europe: Consumer, Cyclical 611,633 0.05 Consumer, Non-Cyclical (1,099,454) (0.10) Financial 18,242,370 1.49 Industrial 7 0.00 Technology 1,720,041 0.14 Total Europe 19,474,597 1.58 Total Contracts for Differences – Long Contracts 21,911,014 1.78

20 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2020 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Derivatives Contracts (continued) Contracts for Differences - Short Contracts North America: Equity Swap Basket (2,959,291) (0.24) Europe: Consumer, Cyclical (39,380) 0.00 Consumer, Non-Cyclical (183,211) (0.01) Energy (1,393,617) (0.10) Industrial 1,648,359 0.14 Total Europe 32,151 0.03 Asia-Pacific: Consumer, Cyclical (142,490) (0.02) Consumer, Non-Cyclical 36,837 0.00 Total Asia-Pacific (105,653) (0.02) Total Contracts for Differences – Short Contracts (3,032,793) (0.23) Credit Default Swaps – Protection Purchased North America: Asset-Backed Securities Index 108,942 0.00 Total Credit Default Swaps – Protection Purchased (net of upfront fees paid $73,455) 108,942 0.00 Credit Default Swaps – Protection Sold North America: Asset-Backed Securities Index (24,317) (0.00) Total Credit Default Swaps – Protection Sold (net of upfront fees received $20,042) (24,317) (0.00) Foreign Currency Forward Contracts Buy United States Dollar, Sell Chinese Yuan (510,441) (0.04) Buy United States Dollar, Sell Euro 62,776 0.01 Total Foreign Currency Forward Contracts (447,665) (0.03) Index Futures – Short Contracts North America: Indices (2,367,816) (0.19)

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 21 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Derivatives Contracts (continued) Europe: Indices (335,298) (0.03) Asia-Pacific: Indices (361,110) (0.04) Total Index Futures – Short Contracts (3,064,224) (0.26) Interest Rate Swaptions North America: US Treasury Rates 8,559,345 0.70 Total Interest Rate Swaptions (net upfront fees paid $6,325,598) 8,559,345 0.70 Total Return Swaps – Long Contracts North America: Energy (1,968) 0.00 Technology (686,637) (0.06) Total Total Return Swaps – Long Contracts (688,605) (0.06) Total Return Swaps – Short Contracts North America: Basic Materials (1,072,493) (0.09) Communications (284,158) (0.02) Consumer, Cyclical 497,456 0.04 Consumer, Non-Cyclical (310,893) (0.03) Equity Swap Basket (9,273,867) (0.75) Financial 4,984 0.00 Funds (205) 0.00 Industrial 643,689 0.05 Technology (5,834) 0.00 Total North America (9,801,321) (0.80) Europe: Equity Swap Basket (12,468) 0.00 Asia-Pacific: Communications 746,325 0.06 Total Total Return Swaps – Short Contracts (9,067,464) (0.74)

22 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2020 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Derivatives Contracts (continued) Commodity Options – Long Contracts North America: Commodities 49,800 0.00 Total Commodity Options – Long Contracts (net upfront fees paid $1,122,920) 49,800 0.00 Commodity Futures – Long Contracts North America: Energy (1,029,840) (0.08) Total Commodity Futures – Long Contracts (1,029,840) (0.08) Net Derivative Contracts (including net upfront fees paid and cost $7,501,931) 13,274,193 1.08 See accompanying notes.

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 23 Condensed Schedules of Investments December 31, 2019 (Stated in United States Dollars) Description Shares Fair Value $ Percentage of Partners’ Capital % Investments in Securities Equity Securities North America: Communications 51,356,254 4.98 Consumer, Cyclical 122,966,719 11.94 Consumer, Non-Cyclical Baxter International Inc. 1,958,562 163,774,954 15.88 Campbell Soup Company 1,611,650 79,647,743 7.74 Other 119,632,331 11.60 Total Consumer, Non-Cyclical 363,055,028 35.22 Financial 66,062,086 6.40 Industrial Danaher Corporation 415,200 63,724,896 6.18 United Technologies Corporation 582,800 87,280,128 8.46 Other 13,755,724 1.33 Total Industrial 164,760,748 15.97 Technology 127,852,917 12.41 Total North America (cost $758,689,251) 896,053,752 86.92 Europe: Consumer, Cyclical 2,847,288 0.28 Consumer, Non-Cyclical Allergan plc 402,900 77,022,393 7.47 Nestle S.A. 1,024,921 110,998,680 10.76 Other 3,843,450 0.37 Total Consumer, Non-Cyclical 191,864,523 18.60 Total Europe (cost $160,290,505) 194,711,811 18.88 Asia-Pacific: Consumer, Cyclical Sony Corporation (cost $82,969,697) 1,798,500 122,481,158 11.89 Latin America and the Caribbean: Financial (cost $9,463,001) 9,228,860 0.89 Middle East and Africa: Financial (cost $1,501,068) 1,951,581 0.19 Total Equity Securities (cost $1,012,913,522) 1,224,427,162 118.77

24 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2019 (Stated in United States Dollars) Description Face Value $ Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Asset-Backed Securities North America: Aircraft 683,868 0.07 Consumer Loan 29,032,764 2.81 Mortgage 128,019,389 12.43 Student Loan 8,450 0.00 Total North America (cost $156,135,095) 157,744,471 15.31 Europe: Mortgage (cost $1,895,509) 1,930,065 0.18 Latin America and the Caribbean: Mortgage (cost $645,477) 608,440 0.06 Total Asset-Backed Securities (cost $158,676,081) 160,282,976 15.55 Corporate Bonds North America: Communications 2,543,778 0.25 Consumer, Cyclical 11,564,138 1.12 Consumer, Non-Cyclical 1,141,972 0.11 Energy 1,141,738 0.11 Technology 234,744 0.02 Utilities Pacific Gas & Electric Company 3.3% – 6.05%, 6/15/25 – 12/1/47 66,538,000 66,998,004 6.50 Total North America (cost $73,738,932) 83,624,374 8.11 Europe: Consumer, Non-Cyclical (cost $2,542,659) 2,727,827 0.27 Latin America and the Caribbean: Energy 991,920 0.10 Real Estate 7,636,462 0.73 Total Latin America and the Caribbean (cost $9,414,774) 8,628,382 0.83 Total Corporate Bonds (cost $85,696,365) 94,980,583 9.21

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 25 (Stated in United States Dollars) Description Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Private Preferred Equity Securities North America: Communications 6,004,766 0.58 Consumer, Cyclical 954,700 0.09 Consumer, Non-Cyclical 7,011,698 0.69 Financial 20,923,453 2.02 Technology 38,156,231 3.71 Total North America (cost $65,304,806) 73,050,848 7.09 Europe: Consumer, Non-Cyclical (cost $2,907,175) 2,243,774 0.22 Latin America and the Caribbean: Consumer, Non-Cyclical 1,792,301 0.17 Technology 11,138,992 1.08 Total Latin America and the Caribbean (cost $15,636,129) 12,931,293 1.25 Total Private Preferred Equity Securities (cost $83,848,110) 88,225,915 8.56 Private Common Equity Securities North America: Communications 143,330 0.01 Consumer, Cyclical 1,315,392 0.13 Consumer, Non-Cyclical 31,617 0.00 Energy 2,247,291 0.22 Financial 2,255,739 0.22 Technology 142,990 0.02 Total Private Common Equity Securities (cost $30,229,327) 6,136,359 0.60 Bank Debt North America: Consumer, Cyclical 6,832,235 0.66 Energy 6,772,954 0.66 Total North America (cost $17,783,846) 13,605,189 1.32 Europe: Communications 121,283 0.01 Consumer, Cyclical 391,981 0.04 Total Europe (cost $503,497) 513,264 0.05 Total Bank Debt (cost $18,287,343) 14,118,453 1.37

26 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2019 (Stated in United States Dollars) Description Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Investment Funds North America: Financial 5,759,906 0.56 Litigation Financing 1,230,837 0.12 Total North America (cost $5,620,672) 6,990,743 0.68 Latin America and the Caribbean: Real Estate (cost $4,813,368) 3,752,673 0.36 Total Investment Funds (cost $10,434,040) 10,743,416 1.04 Real Estate North America: Commercial 5,754,766 0.56 Total Real Estate (cost $6,250,848) 5,754,766 0.56 Rights and Warrants North America: Communications 2,427,363 0.24 Consumer Loan 2,477,885 0.24 Consumer, Non-Cyclical 6,065 0.00 Technology 519 0.00 Total North America (cost $5,513,565) 4,911,832 0.48 Europe: Consumer, Non-Cyclical (cost $2,847) 642,824 0.06 Latin America and the Caribbean: Financial (cost $213,290) 30,470 0.00 Total Rights and Warrants (cost $5,729,702) 5,585,126 0.54 Sovereign Debt Latin America and the Caribbean: Government Securities 1,496,773 0.15 Total Sovereign Debt (cost $3,467,418) 1,496,773 0.15

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 27 (Stated in United States Dollars) Description Fair Value $ Percentage of Partners’ Capital % Investments in Securities (continued) Trade Claims North America: Financial 122,716 0.01 Total Trade Claims (cost $135,783) 122,716 0.01 Total Investments in Securities, at fair value (cost $1,415,668,539) 1,611,874,245 156.36 Affiliated Investment Funds Latin America and the Caribbean: Investments in Limited Partnerships 8,657,221 0.84 Total Affiliated Investment Funds (cost $4,933,101) 8,657,221 0.84 Securities Sold, not yet Purchased Equity Securities North America: Basic Materials (30,014,110) (2.91) Communications (9,861,264) (0.95) Consumer, Cyclical (44,000,963) (4.27) Consumer, Non-Cyclical (102,438,687) (9.95) Energy (4,317,086) (0.42) Financial (24,535,241) (2.38) Industrial (59,498,497) (5.78) Utilities (1,709,658) (0.16) Total North America (proceeds $253,904,086) (276,375,506) (26.82) Europe: Industrial (proceeds $2,388,855) (2,865,884) (0.27) Total Equity Securities (proceeds $256,292,941) (279,241,390) (27.09) Corporate Bonds North America: Energy (3,412,818) (0.33) Total Corporate Bonds (proceeds $3,249,352) (3,412,818) (0.33) Options North America: Consumer, Cyclical (163,875) (0.02) Consumer, Non-Cyclical (656,663) (0.06) Indices (31,405) (0.00) Total North America (proceeds $1,521,346) (851,943) (0.08)

28 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2019 (Stated in United States Dollars) Description Fair Value $ Percentage of Partners’ Capital % Securities Sold, not yet Purchased (continued) Options (continued) Europe: Consumer, Non-Cyclical (proceeds $712,077) (204,745) (0.02) Total Options (proceeds $2,233,423) (1,056,688) (0.10) Total Securities Sold, not yet Purchased (proceeds $261,775,716) (283,710,896) (27.52) Derivatives Contracts Contracts for Differences – Long Contracts North America: Communications 953,146 0.09 Consumer, Cyclical 92,544 0.00 Total North America 1,045,690 0.09 Europe: Consumer, Non-Cyclical (1,139,260) (0.11) Financial 9,418,480 0.93 Industrial 2,036,008 0.19 Total Europe 10,315,228 1.01 Total Contracts for Differences – Long Contracts 11,360,918 1.10 Contracts for Differences – Short Contracts North America: Consumer, Cyclical (40,664) (0.00) Consumer, Non-Cyclical (85,643) (0.01) Equity Swap Basket (1,096,703) (0.11) Total North America (1,223,010) (0.12) Europe: Consumer, Cyclical 673,547 0.07 Consumer, Non-Cyclical 484,254 0.05 Total Europe 1,157,801 0.12 Asia-Pacific: Communications (443,030) (0.05) Consumer, Cyclical 52,083 0.00 Financial (419,775) (0.04) Technology (4,928,961) (0.48) Total Asia-Pacific (5,739,683) (0.57)

CONDENSED SCHEDULES OF INVESTMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 29 (Stated in United States Dollars) Description Fair Value $ Percentage of Partners’ Capital % Derivatives Contracts (continued) Contracts for Differences – Short Contracts (continued) Latin America and the Caribbean: Financial 903 0.01 Total Contracts for Differences – Short Contracts (5,803,989) (0.56) Credit Default Swaps – Protection Purchased North America: Asset-Backed Securities Index 94,357 0.01 Total Credit Default Swaps – Protection Purchased (net upfront fees paid $89,311) 94,357 0.01 Credit Default Swaps – Protection Sold North America: Asset-Backed Securities 127 0.00 Asset-Backed Securities Index (23,943) (0.00) Total Credit Default Swaps – Protection Sold (net upfront fees received $775,583) (23,816) (0.00) Foreign Currency Forward Contracts Buy United States Dollar, Sell Chinese Yuan (228,609) (0.02) Buy United States Dollar, Sell Euro (185,242) (0.01) Buy United States Dollar, Sell Hong Kong Dollar 250,593 0.02 Buy United States Dollar, Sell Swiss Franc (1,000,898) (0.10) Total Foreign Currency Forward Contracts (1,164,156) (0.11) Foreign Currency Options – Purchased Asia-Pacific: Hong Kong Dollar 206,803 0.02 Total Foreign Currency Options – Purchased (cost $791,773) 206,803 0.02 Index Futures – Short Contracts North America: Indices (632,688) (0.06) Europe: Indices 175,834 0.02 Asia-Pacific: Indices (322,148) (0.04) Total Index Futures – Short Contracts (779,002) (0.08)

30 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 CONDENSED SCHEDULES OF INVESTMENTS Condensed Schedules of Investments continued December 31, 2019 (Stated in United States Dollars) Description Fair Value $ Percentage of Partners’ Capital % Derivatives Contracts (continued) Interest Rate Swaptions North America: United States Dollar Libor 2,336,283 0.23 Total Interest Rate Swaptions (cost $1,613,615) 2,336,283 0.23 Total Return Swaps – Long Contracts North America: Consumer, Non-Cyclical 2,638,871 0.25 Energy (1,862,656) (0.17) Total North America 776,215 0.08 Asia-Pacific: Consumer, Cyclical (232,008) (0.03) Total Total Return Swaps – Long Contracts 544,207 0.05 Total Return Swaps – Short Contracts North America: Equity Swap Basket (3,246,987) (0.32) Europe: Equity Swap Basket (25,856) (0.00) Asia-Pacific: Communications (920,206) (0.09) Total Total Return Swaps – Short Contracts (4,193,049) (0.41) Net Derivative Contracts (including net upfront fees paid and cost $1,719,116) 2,578,556 0.25 See accompanying notes.

STATEMENTS OF OPERATIONS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 31

# Statements of Operations

| (Stated in United States Dollars) | For the year ended December 31, 2021 $ | For the year ended December 31, 2020 $ | For the year ended December 31, 2019 $ |
|---|---|---|---|
| **Realized and unrealized gain (loss) on investment transactions** | | | |
| Net realized gain/(loss) from securities and foreign currency translations (see Note 6) | 647,235,473 | 52,981,351 | (36,248,265) |
| Net realized gain/(loss) from affiliated investment funds and foreign currency translations (see Note 6) | 2,383,830 | 40,526 | 1,012,650 |
| Net realized gain/(loss) from derivative contracts and foreign currency translations (see Note 8) | (33,150,719) | (46,967,901) | (375,853) |
| Net change in unrealized gain/(loss) on securities and foreign currency translations (see Note 6) | (217,807,742) | 283,501,490 | 318,967,851 |
| Net change in unrealized gain/(loss) on affiliated investment funds and foreign currency translations (see Note 6) | 3,801,808 | 982,089 | 2,738,404 |
| Net change in unrealized gain/(loss) on derivative contracts and foreign currency translations (see Note 8) | 25,579,499 | 4,912,822 | 11,689,581 |
| Net (loss)/gain on currencies | 24,395 | (548,815) | (2,096,418) |
| **Net realized and unrealized gain/(loss) from investment transactions** | **428,066,544** | **294,901,562** | **295,687,950** |
| **Investment income** | | | |
| Interest | 29,335,046 | 29,550,661 | 34,050,719 |
| Dividends, net of witholding taxes of $1,081,534 (2020: $1,899,176, 2019: $4,327,415) | 4,017,645 | 5,803,346 | 12,356,098 |
| Stock loan fees | 44,758 | 706,620 | 7,440,819 |
| Other | – | 228,384 | 6,526 |
| **Total investment income** | **33,397,449** | **36,289,011** | **53,854,162** |
| **Expenses** | | | |
| Management fee (see Note 6) | 16,723,958 | 14,520,576 | 17,174,368 |
| Interest | 5,845,711 | 7,536,090 | 16,312,483 |
| Dividends on securities sold, not yet purchased | 10,576,023 | 4,706,429 | 8,661,847 |
| Research fees | 1,659,374 | 1,453,000 | 2,158,000 |
| Administration and professional fees | 2,632,222 | 2,661,097 | 2,088,887 |
| Stock borrow fees | 2,811,364 | 768,462 | 650,895 |
| Other | 1,126,800 | 277,859 | 1,604,621 |
| **Total expenses** | **41,375,452** | **31,923,513** | **48,651,101** |
| **Net investment income/(loss)** | **(7,978,003)** | **4,365,498** | **5,203,061** |
| **Net income/(loss)** | **420,088,541** | **299,267,060** | **300,891,011** |

*See accompanying notes.*

32 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL Statements of Changes in Partners’ Capital Year ended December 31, 2021 (Stated in United States Dollars) Total $ General Partner $ Limited Partners $ Partners’ capital at beginning of year 1,226,565,167 170,947,421 1,055,617,746 Capital withdrawals (665,384,037) (189,516,326) (475,867,711) Allocation of net income/(loss): Net realized gain/(loss) from investment transactions 616,492,979 66,618,615 549,874,364 Net change in unrealized gain/(loss) from investment transactions (188,426,435) (20,361,478) (168,064,957) Net investment income/(loss) (7,978,003) 983,920 (8,961,923) Incentive allocation – 74,361,163 (74,361,163) Net income/(loss) 420,088,541 121,602,220 298,486,321 Partners’ capital at end of year 981,269,671 103,033,315 878,236,356 Year ended December 31, 2020 (Stated in United States Dollars) Total $ General Partner $ Limited Partners $ Partners’ capital at beginning of year 1,030,916,896 166,120,891 864,796,005 Capital withdrawals (103,618,789) (100,000,000) (3,618,789) Allocation of net income: Net realized gain from investment transactions 5,505,161 691,668 4,813,493 Net change in unrealized gain from investment transactions 289,396,401 36,359,741 253,036,660 Net investment income 4,365,498 2,496,739 1,868,759 Incentive allocation – 65,278,382 (65,278,382) Net income 299,267,060 104,826,530 194,440,530 Partners’ capital at end of year 1,226,565,167 170,947,421 1,055,617,746 See accompanying notes.

STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 33 Statements of Changes in Partners’ Capital continued Year ended December 31, 2019 (Stated in United States Dollars) Total $ General Partner $ Limited Partners $ Partners’ capital at beginning of year 1,470,406,559 183,111,066 1,287,295,493 Capital contributions 87,000,000 – 87,000,000 Capital withdrawals (827,380,674) (67,380,674) (760,000,000) Allocation of net income: Net realized loss from investment transactions (37,707,886) (5,667,047) (32,040,839) Net change in unrealized gain from investment transactions 333,395,836 50,105,434 283,290,402 Net investment income 5,203,061 3,571,438 1,631,623 Incentive allocation – 2,380,674 (2,380,674) Net income 300,891,011 50,390,499 250,500,512 Partners’ capital at end of year 1,030,916,896 166,120,891 864,796,005 See accompanying notes.

34 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 STATEMENTS OF CASH FLOWS Statements of Cash Flows (Stated in United States Dollars) For the year ended December 31, 2021 $ For the year ended December 31, 2020 $ For the year ended December 31, 2019 $ Cash flows from operating activities Net income/(loss) 420,088,541 299,267,060 300,891,011 Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities: Purchases of investment securities (3,806,258,287) (3,935,540,767) (3,435,197,156) Proceeds from disposition of investment securities 4,889,628,053 3,714,688,527 3,759,960,413 Purchases of investment securities to cover short sales (489,545,036) (310,794,634) (506,537,332) Proceeds from short sales of investment securities 528,731,512 212,682,832 334,027,437 Purchases of affiliated investment funds (7,073,803) (48,956,538) (249,580) Proceeds from disposition of affiliated investment funds 3,791,692 24,966,418 4,530,660 Purchases of derivatives (104,120,235) (8,854,841) (67,194,680) Proceeds/(settlements) from disposition of derivatives 71,641,701 (43,895,875) 68,979,717 Proceeds from financing of repurchase securities 28,074,123 5,542,093 – Net realized (gain)/loss from securities and foreign currency translations (see Note 6) (647,235,473) (52,981,351) 36,248,265 Net realized (gain)/loss from affiliated investment funds and foreign currency translations (see Note 6) (2,383,830) (40,526) (1,012,650) Net realized (gain)/loss from derivative contracts and foreign currency translations (see Note 8) 33,150,719 46,967,901 375,853 Net change in unrealized (gain)/loss on securities and foreign currency translations (see Note 6) 217,807,742 (283,501,490) (318,967,851) Net change in unrealized (gain)/loss on affiliated investment funds and foreign currency translations (see Note 6) (3,801,808) (982,089) (2,738,404) Net change in unrealized (gain)/loss on derivative contracts and foreign currency translations (see Note 8) (25,579,499) (4,912,822) (11,689,581) Amortization of premiums and accretion of discounts, net 1,151,320 (660,945) (480,979) Changes in operating assets and liabilities: Decrease/(increase) in due from brokers (399,384,199) 38,095,689 212,786,759 Decrease/(increase) in interest and dividends receivable 159,806 (2,026,013) 2,482,212 Decrease/(increase) in other assets 2,335,431 (3,671,816) 210,295 Decrease in participation agreement with related party investment fund – – 2,296,405 Increase/(decrease) in due to brokers (400,374,156) 467,392,095 319,496,626

STATEMENTS OF CASH FLOWS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 35 Statements of Cash Flows continued (Stated in United States Dollars) For the year ended December 31, 2021 $ For the year ended December 31, 2020 $ For the year ended December 31, 2019 $ Increase/(decrease) in management fee payable (see Note 6) (21,042) (79,424) 74,369 Increase/(decrease) in interest and dividends payable 28,895 (300,204) (908,528) Increase/(decrease) in accrued expenses 111,004 (1,382,813) 662,326 Net cash provided by/(used in) operating activities 310,923,171 111,020,467 698,045,607 Cash flows from financing activities Capital contributions – – 87,000,000 Capital withdrawals (350,867,711) (70,999,463) (785,000,000) Net cash (used in)/provided by financing activities (350,867,711) (70,999,463) (698,000,000) Net change in cash (39,944,540) 40,021,004 45,607 Cash at beginning of year 40,072,813 51,809 6,202 Cash at end of year 128,273 40,072,813 51,809 Supplemental disclosure of cash flow information Cash paid during the year for interest 5,853,103 7,875,169 17,113,291 See accompanying notes.

36 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements For the year ended December 31, 2021 1. Organization Third Point Enhanced LP (the “Partnership”) was organized as an exempted limited partnership under the laws of the Cayman Islands on June 25, 2018, commenced operations on September 3, 2018, and is registered under the Cayman Islands Mutual Funds Law and with the Cayman Islands Monetary Authority. Third Point LLC (the “Investment Manager”) serves as the Investment Manager for the Partnership. The Partnership was formed to invest on a pari passu basis with the Third Point Offshore Master Fund LP, whose investment objective is to achieve superior risk-adjusted returns by deploying capital in investments with a favorable risk/reward scenario across select asset classes, sectors, and geographies, both long and short. The Investment Manager identifies these opportunities using a combination of top-down asset allocation decisions and a bottom-up, value-oriented approach to single security analysis. The Investment Manager supplements single security analysis with an approach to portfolio construction that includes sizing each investment based on upside/downside calculations, all with a view towards appropriately positioning and managing overall exposures across specific asset classes, sectors and geographies. The Partnership will continue until terminated as provided for in the Amended and Restated Exempted Limited Partnership Agreement (the “Agreement”). The General Partner of the Partnership is Third Point Advisors L.L.C. (the “General Partner”). The Investment Manager is registered as an investment adviser under the U.S. Investment Advisers Act of 1940. The managing member of the Investment Manager and the General Partner are responsible for the operation and management of the Partnership. The Partnership is an investment company and applies specialized accounting guidance as outlined in Financial Services – Investment Companies (Topic 946) and in accordance with the relevant sections of Regulation S-X. The Investment Manager evaluated this guidance and determined that the Partnership meets the criteria to be classified as an investment company. Accordingly, the Partnership reflects its investments in the Statements of Financial Condition at their estimated fair value, with unrealized gains and losses resulting from changes in fair value, if any, reflected in net change in unrealized gain/loss on securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statements of Operations. International Fund Services (N.A.), L.L.C. serves as the administrator (the “Administrator”) and transfer agent to the Partnership. 2. Significant Accounting Policies The Partnership’s financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) and are expressed in United States dollars. The following is a summary of the significant accounting and reporting policies: The Partnership is exempt from all forms of taxation in the Cayman Islands, including income, capital gains and withholding taxes. In jurisdictions other than the Cayman Islands, in some cases foreign taxes will be withheld at the source on dividends and certain interest received by the Partnership. Capital gains derived by the Partnership in such jurisdictions generally will be exempt from foreign income or withholding taxes at the source. The Partnership will be treated as a partnership for federal income tax purposes and each investor will be subject to taxation on its share of the Partnership’s ordinary income and capital gains. The Partnership evaluates tax positions taken or expected to be taken in the course of preparing the Partnership’s tax returns to determine whether the tax positions are “more-likely-than-not” of being sustained by the applicable tax authority. Tax positions not deemed to meet a “more likely-than-not” threshold would be recorded as a tax expense in the current year. The General Partner has reviewed the Partnership’s tax positions and has concluded that no material provision for income tax is required in the

NOTES TO FINANCIAL STATEMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 37 2. Significant Accounting Policies (continued) Partnership’s financial statements. Generally, the Partnership may be subject to income tax examinations by major tax authorities including the United States and other authorities for open tax years since inception. The Partnership would recognize interest and penalties, if any, related to unrecognized tax positions as income tax expense in the Statements of Operations. During the years ended December 31, 2021, December 31, 2020 and December 31, 2019, the Partnership did not incur any interest or penalties related to unrecognized tax positions. The Partnership records security transactions and related income and expense on a trade-date basis. Realized gains and losses are determined using cost calculated on a specific identification basis. Dividends are recorded on the ex-dividend date. Income and expense are recorded on the accrual basis, including interest and premiums amortized and discounts accreted on interest bearing investments. The Partnership may enter into repurchase and reverse repurchase agreements with financial institutions in which the financial institution agrees to resell or repurchase securities and the Partnership agrees to repurchase or resell such securities at a mutually agreed price upon maturity. These agreements are collateralized primarily by debt securities. At December 31, 2021, the fair value of the collateral associated with securities pledged under repurchase agreements was $46,306,770 (2020: $7,962,996) and included in investments in securities on the Statements of Financial Condition. The Partnership did not have repurchase agreements as of the year ended December 31, 2019 and did not have reverse repurchase agreements as of the years ended December 31, 2021, December 31, 2020 and December 31, 2019. Interest expense and income related to repurchase and reverse repurchase agreements held during the year are included in interest and dividends payable and interest and dividends receivable in the Statements of Financial Condition, respectively. Generally, repurchase and reverse repurchase agreements that the Partnership enters into mature within 30 to 90 days. The Partnership may lend securities for securities lending transactions or pledge securities and/or cash for securities borrowed transactions. The value of any securities loaned is reflected in investments in securities in the Statements of Financial Condition. As of December 31, 2021, the Partnership had $1,107,323 of securities loaned (2020: $0, 2019: $659,575). Any collateral received would have been reflected in due to brokers in the Statements of Financial Condition. The Partnership engages in securities lending transactions whereby upon the Partnership’s request, its prime brokers, as lending agents, may loan securities of the Partnership as selected by the Partnership to certain institutions. The securities loaned are generally collateralized in the form of cash or U.S. treasury securities in an amount typically at least equal to the fair value of the securities loaned. The fair value of the loaned securities is determined at the close of business on each business day and any additional required collateral is delivered to the Partnership on the next business day. Risks may arise upon entering into securities lending transactions to the extent that the value of the collateral is less than the value of the securities loaned due to changes in the value of the securities loaned. Changes in the value of the securities loaned that may occur during the course of the loan will be recognized by the Partnership. The Partnership has the right under the lending agreement to recover the securities from the borrower on demand. The Partnership receives interest based on the outstanding fair value of the loaned shares at a rate that is initially agreed with the prime broker prior to lending the shares and is subject to change by mutual agreement of the parties over the course of the transaction.

38 THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021
NOTES TO FINANCIAL STATEMENTS

# Notes to Financial Statements continued

For the year ended December 31, 2021

## 2. Significant Accounting Policies (continued)

The Partnership's repurchase and securities lending agreements may result in credit exposure in the event the counterparty to the transaction is unable to fulfill its contractual obligations. It is the Partnership's policy to monitor and control collateral under such agreements. Refer to Note 8 for additional disclosures regarding the Partnership's collateral policy.

The following table presents the remaining contractual maturity of the repurchase agreements and securities lending transactions by class of collateral loaned for the years ended December 31, 2021, December 31, 2020 and December 31, 2019:

| 2021 Repurchase agreements | Overnight and Continuous $ | Up to 30 days $ | 30-90 days $ | Greater Than 90 days $ | Total $ | Fair value pledged as collateral $ |
|---|---|---|---|---|---|---|
| **Asset-backed securities** | – | – | 33,616,216 | – | 33,616,216 | 46,306,770 |

| 2021 Securities lending transactions | Overnights and Continuous $ | Up to 30 days $ | 30-90 days $ | Greater Than 90 days $ | Total $ | Fair value of securities loaned $ |
|---|---|---|---|---|---|---|
| **Corporate Bonds** | 987,191 | – | – | – | 987,191 | 987,191 |
| **Equity Securities** | 120,132 | – | – | – | 120,132 | 120,132 |

| 2020 Repurchase agreements | Overnight and Continuous $ | Up to 30 days $ | 30-90 days $ | Greater Than 90 days $ | Total $ | Fair value pledged as collateral |
|---|---|---|---|---|---|---|
| **Asset-backed securities** | – | – | 5,542,093 | – | 5,542,093 | 7,962,996 |

| 2019 Securities lending transactions | Overnight and Continuous $ | Up to 30 days $ | 30-90 days $ | Greater Than 90 days $ | Total $ | Fair value of securities loaned $ |
|---|---|---|---|---|---|---|
| **U.S. Treasury securities** | 659,709 | – | – | – | 659,709 | 659,575 |

The fair value of the Partnership's assets and liabilities which qualify as financial instruments approximates the carrying amounts presented in the Statements of Financial Condition.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts and disclosures in the financial statements and accompanying notes. Actual results could differ from these estimates.

The Investment Manager has a formal valuation policy that sets forth the pricing methodology for investments to be implemented in fair valuing each security in the Partnership's portfolio. Depending on market or company circumstances, valuation techniques and methodologies may change from year to year. The valuation policy is reviewed at least on an annual basis by the valuation committee (the "Committee"). The Committee is comprised of officers and employees who are senior business management personnel. The Committee meets at least on a monthly basis. The Committee's role is to review and verify the propriety and consistency of the valuation methodology to determine fair value of investments. The Committee also reviews any due diligence performed and approves any changes to current or potential external pricing vendors.

NOTES TO FINANCIAL STATEMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 39 2. Significant Accounting Policies (continued) Securities listed on a national securities exchange or quoted on NASDAQ are valued at their last sales price. Listed securities with no reported sales on such date and over-the-counter (“OTC”) securities are valued at their last closing bid price if held long by the Partnership and last closing ask price if held short by the Partnership. Approximately $31.5 million (2020: $104.5 million, 2019: $145.8 million), or approximately 2% (2020: 5%, 2019: 9%) of the Partnership’s investments in securities, affiliated investment funds and derivative assets, and none of the securities sold, not yet purchased and derivative liabilities (2020: $0, 2019: $0), are valued based on dealer quotes or other quoted market prices for similar securities. Private securities, real estate and related debt investments are not registered for public sale and are carried at an estimated fair value, as determined by the Investment Manager. Valuation techniques used by the Investment Manager in determining fair value may include market approach, appraisals, last transaction analysis, liquidation analysis and/or using discounted cash flow models where the significant inputs could include but are not limited to additional rounds of equity financing, financial metrics such as revenue multiples or price-earnings ratio, discount rates, appraisals, revenue projections and other factors. In addition, the Investment Manager employs third party valuation firms to conduct separate valuations of such securities. The third party valuation firms provide the Investment Manager with a written report documenting their recommended valuation as of the determination date for the specified investments. Due to the inherent uncertainty of valuation for these investments, the estimate of fair value for the Partnership’s interest in these investments may differ from the values that would have been used had a ready market existed for the investment, and the difference could be material. At December 31, 2021, the Partnership had approximately $102.6 million (2020: $101.0 million, 2019: $110.2 million) of investments fair valued by the Investment Manager, representing approximately 6.1% (2020: 4.5%, 2019: 6.7%) of investments in securities, affiliated investment funds and derivative contracts, of which approximately 93.8% (2020: 99.3%, 2019: 99.3%) were separately valued using third party valuation firms. The resulting change in unrealized gains and losses are reflected in the Statements of Operations. The Partnership’s derivatives are recorded at fair value. The Partnership values exchange-traded derivative contracts at their last sales price on the exchange where it is primarily traded. OTC derivatives, which include swap, option, swaption and forward currency contracts, are valued at independent values provided by third party sources when available; otherwise, fair values are obtained from counterparty quotes that are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of the underlying financial instruments. As of December 31, 2021, certain of the Partnership’s asset-backed securities (“ABS”) holdings were private- label issued, non-investment grade securities, and some of these securities were not guaranteed by government-sponsored entities. These investments are valued using broker quotes or recognized third-party pricing vendors, where available. All of these classes of ABS are sensitive to changes in interest rates and any resulting change in the rate at which borrowers sell their assets, refinance, or otherwise pre-pay their obligations. As an investor in these classes of ABS, the Partnership may be exposed to the credit risk of underlying borrowers not being able to make timely payments on obligations or the likelihood of borrowers defaulting. In addition, the Partnership may be exposed to significant market and liquidity risks. Investment funds are valued at fair value. Fair values are generally determined utilizing the net asset value (“NAV”) provided by, or on behalf of, the underlying investment managers of each investment fund, which is net of management and incentive fees or allocations charged by the investment fund and is in

40 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2021 2. Significant Accounting Policies (continued) accordance with the “practical expedient”, as defined by U.S. GAAP. NAVs received by, or on behalf of, the underlying investment managers are based on the fair value of the investment funds’ underlying investments in accordance with policies established by each investment fund, as described in each of their financial statements and offering memorandum. The strategies of the underlying investment funds may include structured credit, global emerging markets, real estate, digital assets, regional markets, financial, middle market buy-out and litigation financing. The Investment Manager generally has limited access, if any, to specific information regarding the underlying non-affiliated investment managers’ portfolios and relies on NAVs provided by or on behalf of the underlying managers. The management agreements of non- related party investment funds provide for compensation to the underlying managers in the form of management and performance fees. The Partnership’s investments in investment funds are non-redeemable and distributions are made by the investment funds as underlying investments are monetized. It is expected that the underlying investments will be monetized over the next five years. Investments in affiliated investment funds are recorded at fair value in accordance with the valuation policies discussed above. Investments in affiliated investment funds include certain of the Partnership’s investments in the equity and debt instruments of the special-purpose entities managed by the Investment Manager. Certain of the Partnership’s investments are denominated in foreign currencies and thus, are subject to the risk associated with foreign currency fluctuations. These investments are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investments and income and expenses denominated in foreign currencies are translated in U.S. dollar amounts on the respective dates of such transactions. The Partnership does not isolate the portion of the results of operations resulting from changes in foreign exchange rates on investments, investments in affiliated investment funds and derivative contracts from the fluctuations arising from changes in market values of investments, investments in affiliated investment funds and derivative contracts. Such fluctuations are included within net realized gain/(loss) on securities, affiliated investment funds, derivative contracts and foreign currency translations and net change in unrealized gain/(loss) on securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statements of Operations. Fair value is defined as the price that the Partnership would receive to sell an asset or pay to transfer a liability in an orderly transaction between market participants at the measurement date. The disclosure requirements also establish a framework for measuring fair value, and a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability. The three-tier hierarchy of inputs is summarized below: • Level 1 – Quoted prices available in active markets/exchanges for identical investments as of the reporting date. The types of assets and liabilities that are classified at this level generally include equity securities, futures and option contracts listed in active markets. • Level 2 – Pricing inputs other than observable inputs including but not limited to prices quoted for similar assets or liabilities in active markets/exchanges or prices quoted for identical or similar assets or liabilities in markets that are not active, and fair value is determined through the use of models or other valuation methodologies. The types of assets and liabilities that are classified at this level generally include equity securities traded on non-active exchanges or with certain restrictions in place, corporate, sovereign, assetbacked and bank debt securities, forward contracts and certain derivatives.

NOTES TO FINANCIAL STATEMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 41 2. Significant Accounting Policies (continued) • Level 3 – Pricing inputs are unobservable due to little, if any, market activity and data. The inputs into determination of fair value require significant management judgment and estimation. The types of assets and liabilities that are classified at this level generally include certain corporate and bank debt, asset-backed securities, private investments, trade claims and certain derivatives. Inputs refer broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk, for example, the risk inherent in a particular valuation technique used to measure fair value including a pricing model and/or the risk inherent in the inputs to the valuation technique. Inputs may be observable or unobservable. Situations may arise when market quotations or valuations provided by external pricing vendors are available but the fair value may not represent current market conditions. In those cases, the Investment Manager may substitute valuations provided by external pricing vendors with multiple broker-dealer quotations. In accordance with U.S. GAAP, the Partnership has not leveled positions valued using the practical expedient. Observable inputs are inputs that reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the reporting entity. Unobservable inputs are inputs that reflect the reporting entity’s own assumptions about the assumptions market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, an investment’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Investment Manager’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the investment. The key inputs for corporate, government and sovereign bonds valuation are coupon frequency, coupon rate and underlying bond spread. The key inputs for asset-backed securities are yield, probability of default, loss severity and prepayment. Key inputs for OTC valuation vary based on the type of underlying on which the contract was written. Please see below discussion by OTC type: • The key inputs for most OTC option contracts include notional, strike price, maturity, payout structure, current foreign exchange forward and spot rates, current market price of underlying and volatility of underlying. • The key inputs for most forward contracts include notional, maturity, forward rate, spot rate, various interest rate curves and discount factor. • The key inputs for swap valuation will vary based on the type of underlying on which the contract was written. Generally, the key inputs for most swap contracts include notional, swap period, fixed rate, credit or interest rate curves, current market or spot price of the underlying and the volatility of the underlying.

42 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2021 2. Significant Accounting Policies (continued) The following is a summary of the Partnership’s assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2021: Fair Value Measurements at December 31, 2021 Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Asset Investments in Securities Equity Securities 1,056,526,845 24,197,068 – 1,080,723,913 Asset-Backed Securities – 233,666,480 4,136,692 237,803,172 Private Preferred Equity Securities – – 74,772,685 74,772,685 Private Common Equity Securities – – 8,744,477 8,744,477 Corporate Bonds – 140,406,820 9,034,178 149,440,998 Bank Debt – 2,025,469 3,768,450 5,793,919 Real Estate – – 8,440,476 8,440,476 Rights and Warrants 2,031,031 882,764 1,555,804 4,469,599 Sovereign Debt – – 532,782 532,782 Trade Claims – – 32,928 32,928 Option Contracts 99,510 8,515,592 – 8,615,102 Derivatives Contracts (1) Commodity Futures - Long Contracts – 1,757,294 – 1,757,294 Contracts for Differences - Long Contracts – 34,605,298 – 34,605,298 Contracts for Differences - Short Contracts – 638,670 – 638,670 Credit Default Swaps - Protection Purchased – – 76,003 76,003 Futures - Short Contracts – 49,194 – 49,194 Interest Rate Swaptions – 9,102,513 – 9,102,513 Total Return Swaps - Long Contracts – 100,754 – 100,754 Total Return Swaps - Short Contracts – 214,752 – 214,752 Subtotal 1,058,657,386 456,162,668 111,094,475 1,625,914,529 Investments Valued at NAV – – – 44,157,282 Investments in Securities, Affiliated Investment Funds, and Derivative Contracts – – – 1,670,071,811

NOTES TO FINANCIAL STATEMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 43 2. Significant Accounting Policies (continued) Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Liabilities Equity Securities 239,444,016 – – 239,444,016 Corporate Bonds – 921,528 – 921,528 Treasury Securities – 48,061,582 – 48,061,582 Option Contracts 21,700 1,949,456 – 1,971,156 Derivatives Contracts 1 Contracts for Differences - Long Contracts – 449,045 – 449,045 Contracts for Differences - Short Contracts – 2,524,213 – 2,524,213 Credit Default Swaps - Protection Sold – – 23,512 23,512 Foreign Currency Forward Contracts – 287,342 – 287,342 Futures - Short Contracts 1,472,742 2,238 – 1,474,980 Total Return Swaps - Long Contracts – 1,968 – 1,968 Total Return Swaps - Short Contracts – 3,601,911 – 3,601,911 Total Securities Sold, not yet Purchased and Derivative Contracts 240,938,458 57,799,283 23,512 298,761,253 (1) Derivative Contracts are shown gross of any offsetting permitted under U.S. GAAP.

44 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2021 2. Significant Accounting Policies (continued) The following is a summary of the Partnership’s assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2020: Fair Value Measurements at December 31, 2020 Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Asset Investments in Securities Equity Securities 1,561,157,438 82,720,162 – 1,643,877,600 Asset-Backed Securities – 210,967,953 16,360,664 227,328,617 Corporate Bonds – 171,991,033 10,111,968 182,103,001 Private Preferred Equity Securities – – 78,715,431 78,715,431 Private Common Equity Securities – – 4,894,278 4,894,278 Bank Debt – 3,308,417 – 3,308,417 Real Estate – – 6,489,006 6,489,006 Rights and Warrants 2,948,137 – 1,905,826 4,853,963 Sovereign Debt – – 140,903 140,903 Trade Claims – – 55,904 55,904 Option Contracts – 14,030,787 – 14,030,787 Derivatives Contracts(1) Commodity Options – Long Contracts – 49,800 – 49,800 Contracts for Differences – Long Contracts – 23,655,348 – 23,655,348 Contracts for Differences – Short Contracts – 1,853,073 – 1,853,073 Credit Default Swaps – Protection Purchased – – 108,942 108,942 Foreign Currency Forward Contracts – 62,776 – 62,776 Interest Rate Swaptions – 8,559,345 – 8,559,345 Total Return Swaps – Short Contracts – 2,688,713 – 2,688,713 Subtotal 1,564,105,575 519,887,407 118,782,922 2,202,775,904 Investments Valued at NAV – – – 35,122,123 Investments in Securities, Affiliated Investment Funds, and Derivative Contracts – – – 2,237,898,027

NOTES TO FINANCIAL STATEMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 45 2. Significant Accounting Policies (continued) Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Liabilities Equity Securities 137,256,341 – – 137,256,341 Corporate Bonds – 7,528,822 – 7,528,822 Treasury Securities – 34,065,099 – 34,065,099 Option Contracts – 4,128,635 – 4,128,635 Derivatives Contracts(1) Commodity Futures – Long Contracts 1,029,840 – – 1,029,840 Contracts for Differences – Long Contracts – 1,744,334 – 1,744,334 Contracts for Differences – Short Contracts – 4,885,866 – 4,885,866 Credit Default Swaps – Protection Sold – – 24,317 24,317 Foreign Currency Forward Contracts – 510,441 – 510,441 Index Futures – Short Contracts 3,064,224 – – 3,064,224 Total Return Swaps – Long Contracts – 688,605 – 688,605 Total Return Swaps – Short Contracts – 11,756,177 – 11,756,177 Total Securities Sold, not yet Purchased and Derivative Contracts 141,350,405 65,307,979 24,317 206,682,701 (1) Derivative investments are shown gross of any offsetting permitted under U.S. GAAP.

46 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 NOTES TO FINANCIAL STATEMENTS 2. Significant Accounting Policies (continued) The following is a summary of the Partnership’s assets and liabilities categorized by the inputs utilized to determine their fair value as of December 31, 2019: Fair Value Measurements at December 31, 2019 Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Assets Investment in Securities Equity Securities 1,224,427,162 – – 1,224,427,162 Asset-Backed Securities – 152,886,387 7,396,589 160,282,976 Corporate Bonds – 86,103,336 8,877,247 94,980,583 Private Preferred Equity Securities – – 88,225,915 88,225,915 Private Common Equity Securities – 1,315,392 4,820,967 6,136,359 Bank Debt – 14,118,453 – 14,118,453 Real Estate – – 5,754,766 5,754,766 Rights and Warrants 673,294 2,427,363 2,484,469 5,585,126 Sovereign Debt – 1,496,773 – 1,496,773 Trade Claims – 122,716 – 122,716 Derivatives(1) Contracts for Differences – Long Contracts – 12,900,851 – 12,900,851 Contracts for Differences – Short Contracts – 1,494,804 – 1,494,804 Credit Default Swaps – Protection Purchased – – 94,357 94,357 Credit Default Swaps – Protection Sold – – 127 127 Foreign Currency Forward Contracts – 973,649 – 973,649 Foreign Currency Options – Purchased – 206,803 – 206,803 Index Futures – Short Contracts 175,834 – – 175,834 Interest Rate Swaptions – 2,336,283 – 2,336,283 Total Return Swaps – Long Contracts – 3,666,622 – 3,666,622 Total Return Swaps – Short Contracts – 11,252 – 11,252 Subtotal 1,225,276,290 280,060,684 117,654,437 1,622,991,411 Investments valued at NAV 19,400,637 Investments in Securities, Affiliated Investment Funds, and Derivative Contracts 1,642,392,048 Notes to Financial Statements continued For the year ended December 31, 2021

NOTES TO FINANCIAL STATEMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 47 2. Significant Accounting Policies (continued) Quoted prices in active markets (Level 1) $ Significant other observable inputs (Level 2) $ Significant unobservable inputs (Level 3) $ Total $ Liabilities Equity Securities 279,241,390 – – 279,241,390 Corporate Bonds – 3,412,818 – 3,412,818 Options 31,405 1,025,283 – 1,056,688 Derivatives(1) Contracts for Differences – Long Contracts – 1,539,933 – 1,539,933 Contracts for Differences – Short Contracts – 7,298,793 – 7,298,793 Credit Default Swaps – Protection Sold – – 23,943 23,943 Foreign Currency Forward Contracts – 2,137,805 – 2,137,805 Index Futures – Short Contracts 954,836 – – 954,836 Total Return Swaps – Long Contracts – 3,122,415 – 3,122,415 Total Return Swaps – Short Contracts – 4,204,301 – 4,204,301 Total Securities Sold, not yet Purchased and Derivative Contracts 280,227,631 22,741,348 23,943 302,992,922 (1) Derivative contracts are shown gross of any offsetting permitted under U.S. GAAP.

48 THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021
NOTES TO FINANCIAL STATEMENTS

# Notes to Financial Statements continued

For the year ended December 31, 2021

## 2. Significant Accounting Policies (continued)

The following table is a reconciliation of assets and liabilities the Partnership held during the year ended December 31, 2021 at fair value using significant unobservable inputs (Level 3):

### Fair Value Measurements using Significant Unobservable Inputs (Level 3)

| | Balance at December 31, 2020 | Transfers into (out of) Level 3 $ | Purchases $ | Sales/ Proceeds $ | Net realized and change in unrealized gains (losses)[1] | Balance at December 31, 2021 $ |
|---|---|---|---|---|---|---|
| **Assets** | | | | | | |
| Asset-Backed Securities | 16,360,664 | (14,519,683) | 6,112,866 | (3,000,342) | (816,813) | 4,136,692 |
| Corporate Bonds | 10,111,968 | (1,258,092) | 4,338,959 | (8,518,382) | 4,359,725 | 9,034,178 |
| Private Preferred Equity Securities | 78,715,431 | (55,872,443) | 82,012,322 | (36,008,007) | 5,925,382 | 74,772,685 |
| Private Common Equity Securities | 4,894,278 | (4,561,334) | 8,645,195 | (4,758,574) | 4,524,912 | 8,744,477 |
| Bank Debt | – | – | 7,314,475 | (1,140,235) | (2,405,790) | 3,768,450 |
| Real Estate | 6,489,006 | – | 996,039 | – | 955,431 | 8,440,476 |
| Rights and Warrants | 1,905,826 | – | 216,312 | (780,378) | 214,044 | 1,555,804 |
| Sovereign Debt | 140,903 | – | – | – | 391,879 | 532,782 |
| Trade Claims | 55,904 | – | 1,297 | (20,240) | (4,033) | 32,928 |
| Credit Default Swaps – Protection Purchased | 108,942 | – | – | 64,126 | (97,065) | 76,003 |
| **Total Assets** | **118,782,922** | **(76,211,552)** | **109,637,465** | **(54,162,032)** | **13,047,672** | **111,094,475** |
| **Liabilities** | | | | | | |
| Credit Default Swaps – Protection Sold | (24,317) | – | – | (567) | 1,372 | (23,512) |
| **Total Liabilities** | **(24,317)** | **–** | **–** | **(567)** | **1,372** | **(23,512)** |

| | |
|---|---|
| **Total change in unrealized gain/(loss) on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2021** | 10,467,381 |

*(1) Net realized and change in unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.*

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 49

## 2. Significant Accounting Policies (continued)

The following table is a reconciliation of assets and liabilities the Partnership held during the year ended December 31, 2020 at fair value using significant unobservable inputs (Level 3):

### Fair Value Measurements using Significant Unobservable Inputs (Level 3)

| | Balance at December 31, 2019 $ | Transfers into (out of) Level 3 $ | Purchases $ | Sales/ Proceeds $ | Net realized and change in unrealized gains (losses)[1] $ | Balance at December 31, 2020 $ |
|---|---|---|---|---|---|---|
| **Assets** | | | | | | |
| Credit Default Swaps – Protection Sold | 127 | – | – | – | (127) | – |
| Private Common Equity Securities | 4,820,967 | (920,935) | 212,715 | (5,870,925) | 6,652,456 | 4,894,278 |
| Asset-Backed Securities | 7,396,589 | (2,156,823) | 14,702,283 | (2,177,659) | (1,403,726) | 16,360,664 |
| Private Preferred Equity Securities | 88,225,915 | (13,916,788) | 96,246 | (4,401,908) | 8,711,966 | 78,715,431 |
| Rights and Warrants | 2,484,469 | – | 45,387 | (164,555) | (459,475) | 1,905,826 |
| Real Estate | 5,754,766 | – | 1,863,497 | – | (1,129,257) | 6,489,006 |
| Bank Debt | – | – | – | – | – | – |
| Corporate Bonds | 8,877,247 | – | 7,528,383 | (851,224) | (5,442,438) | 10,111,968 |
| Credit Default Swaps – Protection Purchased | 94,357 | – | – | (1,235) | 15,820 | 108,942 |
| Sovereign Debt | – | 1,443,091 | – | – | (1,302,188) | 140,903 |
| Trade Claims | – | 122,716 | – | (17,953) | (48,859) | 55,904 |
| **Total Assets** | **117,654,437** | **(15,428,739)** | **24,448,511** | **(13,485,459)** | **5,594,172** | **118,782,922** |
| **Liabilities** | | | | | | |
| Credit Default Swaps – Protection Sold | (23,943) | – | – | 1,626 | (2,000) | (24,317) |
| **Total Liabilities** | **(23,943)** | **–** | **–** | 1,626 | **(2,000)** | **(24,317)** |
| **Total change in unrealized gain on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2020** | | | | | | **3,982,446** |

*(1) Net realized and change in unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.*

50 THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 NOTES TO FINANCIAL STATEMENTS

# Notes to Financial Statements continued

For the year ended December 31, 2021

## 2. Significant Accounting Policies (continued)

The following table is a reconciliation of assets and liabilities the Partnership held during the year ended December 31, 2019 at fair value using significant unobservable inputs (Level 3):

### Fair Value Measurements using Significant Unobservable Inputs (Level 3)

| | Balance at December 31, 2018 $ | Transfers into (out of) Level 3 $ | Purchases $ | Sales/ Proceeds $ | Net realized and change in unrealized gains (losses)[1] $ | Balance at December 31, 2019 $ |
|---|---|---|---|---|---|---|
| **Assets** | | | | | | |
| Asset-Backed Securities | 18,111,628 | 5,665,314 | 26,706,176 | (41,063,453) | (2,023,076) | 7,396,589 |
| Corporate Bonds | 12,677,566 | – | 3,509,939 | (7,526,569) | 216,311 | 8,877,247 |
| Private Preferred Equity Securities | 106,472,993 | – | 10,402,772 | (37,674,974) | 9,025,124 | 88,225,915 |
| Private Common Equity Securities | 5,208,460 | 4,440,876 | 15,367,207 | (1,752,912) | (18,442,664) | 4,820,967 |
| Bank Debt | 592,167 | – | – | (575,801) | (16,366) | – |
| Real Estate | 5,503,613 | – | 4,147,655 | (3,474,901) | (421,601) | 5,754,766 |
| Rights and Warrants | 714,364 | – | 3,666,224 | (1,598,488) | (297,631) | 2,484,469 |
| Sovereign Debt | 4,424,587 | (1,443,091) | 259,006 | (1,239,092) | (2,001,410) | – |
| Credit Default Swaps – Protection Purchased | 8,593,360 | – | – | (5,749,652) | (2,749,351) | 94,357 |
| Credit Default Swaps – Protection Sold | (1,442,314) | – | – | – | 1,442,441 | 127 |
| Municipal Bonds | 499,500 | – | – | (499,500) | – | – |
| **Total Assets** | **161,355,924** | **8,663,099** | **64,058,979** | **(101,155,342)** | **(15,268,223)** | **117,654,437** |
| **Liabilities** | | | | | | |
| Credit Default Swaps – Protection Purchased | (8,868) | – | – | 86,142 | (77,274) | – |
| Credit Default Swaps – Protection Sold | – | – | – | (18,348) | (5,595) | (23,943) |
| **Total Liabilities** | **(8,868)** | **–** | **–** | **67,794** | **(82,869)** | **(23,943)** |
| **Total change in unrealized gain on fair valued assets using significant unobservable inputs (Level 3) still held at December 31, 2019** | | | | | | **(7,868,092)** |

*(1) Net realized and change in unrealized gain/(loss) recorded on Level 3 financial instruments are included in net realized and change in unrealized gain/(loss) from investment transactions in the Statements of Operations.*

For assets and liabilities that were transferred into Level 3 during the year, gains/(losses) are presented as if the assets or liabilities had been transferred into Level 3 at the beginning of the year; similarly, for assets and liabilities that were transferred out of Level 3 during the year, gains/(losses) are presented as if the assets or liabilities had been transferred out at the beginning of the year. During the years ended December 31, 2021, December 31, 2020 and December 31, 2019, assets were transferred into Level 3 due to a lack of observable inputs while assets were transferred out due to additional observable inputs.

Assets and liabilities of the Partnership fair valued using significant unobservable inputs (Level 3) include investments fair valued by the Investment Manager, previously discussed in Note 2, but are not limited to such investments.

NOTES TO FINANCIAL STATEMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 51 2. Significant Accounting Policies (continued) The following table summarizes information about the significant unobservable inputs used in determining the fair value of the Level 3 assets held by the Partnership. Level 3 investments not presented in the table below generally do not have any significant unobservable inputs to disclose, as they are valued primarily using latest rounds of financing and third party pricing information. Level 3 investments that have not been presented in the table below consist of investments which have been fair valued using inputs derived from latest rounds of financing and third party pricing information such as broker quotes without significant adjustment, in the amounts of $75,679,367 (2020: $75,648,268, 2019: $50,802,415) and $8,523,343 (2020: $17,709,756, 2019: $7,767,003), respectively. December 31, 2021 Fair Value $ Valuation Techniques Unobservable Input Range Weighted Average Private Equity Securities 8,551,301 Market Approach Discount 15% 15.0% Time to exit 0.25-2 years 1.00 Multiples 1.5-12.5x 5.6x Real Estate and Real Estate as collateral for Corporate Bonds 16,767,948 Discounted Cash Flow Discount 8.25-27.0% 17.6% Capitalization Rate 6.5-10.0% 8.0% Rights and Warrants 1,549,004 Discounted Cash Flow Discount 5.5-18% 11.8% Time to exit .25-1.75 years 1.00 Multiples 1.2-2x 1.6 December 31, 2020 Fair Value $ Valuation Techniques Unobservable Input Range Weighted Average Private Equity Investments 14,075,274 Market Approach Discount 6-25% 12% Time to exit .5-13 years 3.85 years Multiples 4.25-12.5x 7.20x Real Estate 6,489,006 Discounted Cash Flow Discount 9-10% 9.5% Capitalization Rate 6.75% 6.75% Rights and Warrants 1,903,734 Discounted Cash Flow Discount 6.5-16% 11.25% Time to exit .5-2 years 1.25 years Multiples 1.8-2.5x 2.15x Corporate Bonds 2,932,567 Discounted Cash Flow Discount 10.0%-12.0% 11.0% Time to exit 3 years 3 years Multiples 10.5-12.5x 11.5x

52 THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021
NOTES TO FINANCIAL STATEMENTS

# Notes to Financial Statements continued

For the year ended December 31, 2021

### 2. Significant Accounting Policies (continued)

| December 31, 2019 | Fair Value $ | Valuation Techniques | Unobservable Input | Range |
|---|---|---|---|---|
| Private Equity Investments | 50,261,168 | Market Approach | Volatility | 35-50% |
| | | | Discount | 5.5-30.0% |
| | | | Time to exit | 0.75-4 years |
| | | | Multiples | 2.5-15.5x |
| Real Estate | 5,754,766 | Discounted Cash Flow | Discount | 8.25-9.5% |
| | | | Capitalization Rate | 6.75 |
| Rights and Warrants | 2,477,885 | Discounted Cash Flow | Volatility | 50-60% |
| | | | Discount | 11.0-13.0% |
| | | | Time to exit | 1.25-2.75 years |
| | | | Multiples | 1.9-2.3x |
| Corporate Bonds | 867,257 | Discounted Cash Flow | Discount | 9.0-15.0% |
| | | | Multiples | 12.75-14.75x |
| | | | Time to exit | 1 year |

All of the Partnership's cash was held with major U.S. financial institutions, of which a majority was held with one institution. At times, cash may be in excess of federally insured limits.

### 3. Administration Fee

The Partnership has entered into an administrative services agreement with the Administrator. In accordance with the terms of this agreement, the Administrator provides certain specified fund accounting and administration, trade support and transfer agent services. For the year ended December 31, 2021, the Administrator received a fee of $971,397 (2020: $659,375, 2019: $897,568).

### 4. Due from/to Brokers

The Partnership holds substantially all of its investments through its prime brokers (Goldman Sachs, JPMorgan, Citi, UBS, Bank of America Merrill Lynch, Barclays, Morgan Stanley) pursuant to various agreements between the Partnership and each prime broker. The brokerage arrangements differ from broker to broker, but generally cash and investments in securities balances are available as collateral against securities sold, not yet purchased and derivative positions, if required. As of December 31, 2021, December 31, 2020 and December 31, 2019, the Partnership's due from/to brokers were comprised of the following.

| Due from Brokers | As of December 31, 2021 $ | As of December 31, 2020 $ | As of December 31, 2019 $ |
|---|---|---|---|
| Cash held at brokers | 279,079,785 | 119,707,014 | 144,393,247 |
| Receivable from unsettled trades | 244,890,950 | 4,879,522 | 18,288,978 |
| **Total due from brokers** | **523,970,735** | **124,586,536** | **162,682,225** |
| **Due to Brokers** | | | |
| Borrowing from prime brokers | 392,166,327 | 846,979,614 | 414,334,734 |
| Payable from unsettled trades | 101,463,831 | 47,024,700 | 12,277,485 |
| **Total due to brokers** | **493,630,158** | **894,004,314** | **426,612,219** |

NOTES TO FINANCIAL STATEMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 53 4. Due from/to Brokers (continued) Margin interest was paid either at the daily broker call rate or based on the applicable reference rate. Due from/to brokers include cash balances maintained with the Partnership’s prime brokers, receivables and payables from unsettled trades and proceeds from securities sold, not yet purchased. In addition, due from/to brokers includes cash collateral received and posted from OTC and repurchase agreement counterparties. Such cash collateral amounts may be restricted to use. At December 31, 2021, the Partnership’s due from/to brokers includes a total non-U.S. net payable currency balance of $37,239,309 (2020: $37,840,088, 2019: $64,991,174). 5. Allocation of Net Income or Net Loss In accordance with the provisions of the Agreement, net income or net loss of the Partnership is allocated to the general capital account of each partner in proportion to their respective general capital accounts. The liability of a limited partner is limited to the amount of capital contributions made by such limited partner. Net income or net loss is allocated each fiscal period, as defined in the Agreement, or at other times during the fiscal year when the General Partner permits capital contributions and withdrawals. A partner’s percentage ownership of the Partnership will increase whenever another partner withdraws capital and will decrease when another partner contributes capital. At all times, the General Partner maintains its capital account at a level equal to at least 10% of the aggregate of all Partners’ capital accounts. Therefore, the allocation of net income and net loss may vary among partners based upon the timing of capital transactions throughout the period. The Partnership may invest, directly or indirectly, in equity securities in initial public offerings deemed “new issues” under Rule 5130 of the Financial Industry Regulatory Authority (“FINRA”) Consolidated Rulebook. “New issues” are defined as any initial public offering of an equity, regardless of whether such security is trading at a premium in the secondary market. FINRA members generally may not sell “new issues” to an account, in which certain persons or entities designated as restricted persons have beneficial interest. Gains and losses from “new issues” are allocated primarily to those partners who are deemed to be unrestricted by the General Partner and up to 10% can be allocated to restricted partners. The General Partner receives an incentive allocation equal to 20% of the net profit allocated to each limited partner, as defined in the Agreement (the “Full Incentive Allocation”). For the year ended December 31, 2020 profits from the performance of certain fixed income and other investments held directly by Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd were included when calculating the incentive allocation attributable to those entities and included in the total incentive allocation received by the General Partner. The General Partner, in its sole discretion, may elect to reduce, waive or calculate differently the Full Incentive Allocation of any limited partners. For the year ended December 31, 2021, the General Partner received an incentive allocation of $74,361,163 (2020: $65,278,382, 2019: $2,380,674). Unless waived by the General Partner, withdrawals are permitted as of any calendar month end or at certain intra-month withdrawal dates in accordance with the Agreement. 6. Related Party Transactions On August 30, 2018, Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd. (the “Companies”) entered into a Participation Agreement (the “Participation Agreement”) with the Partnership pursuant to which the Companies granted to the Partnership all of the rights,

54 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2021 6. Related Party Transactions (continued) benefits, liabilities, duties and obligations of all their assets and liabilities other than certain Collateral Assets (the “Net Investment Assets”) that had not yet been transferred to the Partnership pursuant to their respective subscription agreements as of the effective date. For the Net Investment Assets that were not transferred on September 3, 2018, the Companies received limited partnership interests in exchange for transferring the rights, benefits, liabilities, duties and obligations for those Net Investment Assets under the Participation Agreement. At December 31, 2018, the Companies were obligated to transfer the remaining $5,048,191 of remaining receivable of Net Investment Assets not yet transferred, which were reflected in the Participation Agreement with related party in the Statements of Financial Condition. During the year ended December 31, 2019, the Companies transferred such remaining Net Investment Assets to the Partnership, which ended the Participation Agreement. For the year ended December 31, 2019, the Partnership recorded income of $2,610 associated with the fluctuations in Net Investment Assets subject to the Participation Agreement in the Statements of Operations. As of December 31, 2021, SiriusPoint Bermuda Insurance Company Ltd. (f/k/a Third Point Reinsurance Company Ltd.) and Sirius Re Holdings, Inc. had capital balances in the Partnership of $853,236,356 and $25,000,000, respectively. During the year ended December 31, 2021 Third Point Reinsurance (USA) Ltd transferred all of its remaining capital in the Partnership to affiliated entities. As of December 31, 2020 Third Point Reinsurance Company Ltd. and Third Point Reinsurance (USA) Ltd had capital balances of $963,990,940 and $91,626,807, respectively (2019: $837,472,367 and $23,158,356). Pursuant to the investment management agreement, the Partnership pays the Investment Manager a management fee equal to 1.25% per annum of the Partnership’s aggregate net assets, before accrued incentive allocation, multiplied by an exposure multiplier. The exposure multiplier is computed by dividing the average of the daily investment exposure leverage of the Partnership by the average of the daily investment exposure leverage of Third Point Offshore Master Fund L.P., which is also managed by the Investment Manager. The Agreement was amended so that as of February 25, 2021 the exposure multiplier is no longer applied in the calculation of the management fee. The Investment Manager, in its sole discretion, may elect to reduce, waive, or calculate differently the management fee with respect to partners, members, employees, affiliates or other related investors of the Investment Manager of the General Partner. For the year ended December 31, 2021, the management fee was $16,723,958 (2020: $14,520,576, 2019: $17,174,368), of which $155,869 (2020: $176,911, 2019: $256,335) was payable at December 31, 2021. As set forth in the Agreement, certain fees including closing, directors’, or break-up fees paid to the Investment Manager or its affiliates as a result of the Partnership’s investments will be treated as an offset against the Partnership’s management fee. For the year ended December 31, 2021, there were no such fees treated as an offset against the management fee (2020: $0, 2019: $90,166). As of December 31, 2021, the Partnership had a balance of $1,327 (2020: $161,569, 2019: $1,708) due to the Investment Manager. In accordance with the Agreement, this amount is related to professional, research, and other fees paid by the Investment Manager on behalf of the Partnership and is included in accrued expenses in the Statements of Financial Condition. For the year ended December 31, 2021, the Investment Manager paid $155,234 (2020: $170,632, 2019: $154,139) of expenses on behalf of the Partnership, which are included in administrative and professional fees, research fees, and other expenses in the Statements of Operations. The amounts are non-interest bearing and have been reimbursed by the Partnership.

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 55

## 6. Related Party Transactions (continued)

The Partnership, along with affiliated funds managed by the Investment Manager, holds certain investments through special purpose vehicles ("SPVs") either through a debt or equity investment in the SPV or where the SPV acts as a nominee on behalf of the Partnership. These SPVs, which are managed by the Investment Manager or its affiliates, generally maintain the same accounting policies as the Partnership, including the Partnership's valuation policy, as described in Note 2. The following tables describe each relevant SPV, along with the Partnership's pro-rata share of the fair value of the underlying investments held by such SPV and the associated and gains/(losses).

### December 31, 2021

| Name | Nature of Interests in SPV | Fair value of Partnership's pro-rata interest in underlying investments of SPV entity[1] $ | Partnership's pro-rata interest in SPV entity's gains, losses from investments[1] $ | Description of Investments Held |
|---|---|---|---|---|
| Cloudbreak Aggregator LP[2] | Equity | — | (4,188,704) | See Footnote Below |
| Third Point Digital Assets LLC | Equity | 148,220 | 1,105,476 | Digital Assets |
| Third Point Loan LLC | Nominee[3] | 34,427,111 | (42,159,081) | Equity and Debt Investments |
| Third Point Ventures LLC | Nominee[3] | 150,738,909 | 308,265,009 | Equity and Debt Investments |
| TP DR Holdings LLC[4] | Equity | — | — | Real Estate |
| | Debt | 4,683,204 | 4,674,204 | Real Estate |
| TP Lux HoldCo LP[5] | Equity | 7,033,129 | 593,725 | Debt Investments |
| TP Trading II LLC | Equity | 18,834,048 | 7,302,734 | Equity and Debt Investments |
| Ventures Entities[6] | Equity | 21,479,999 | 1,118,967 | Real Estate and Equity Investments |

### December 31, 2020

| Name | Nature of Interests in SPV | Fair value of Partnership's pro-rata interest in underlying investments of SPV entity[1] $ | Partnership's pro-rata interest in SPV entity's gains, losses from investments[1] $ | Description of Investments Held |
|---|---|---|---|---|
| Cloudbreak Aggregator LP[2] | Equity | 10,471,760 | (2,767,187) | See Footnote Below |
| Third Point Loan LLC | Nominee[3] | 71,535,901 | 9,581,090 | Debt Investments |
| Third Point Ventures LLC | Nominee[3] | 119,399,720 | (20,829,855) | Private Investments |
| TP DR Holdings LLC[4] | Equity | — | (3,752,673) | Real Estate |
| | Debt | 2,060,570 | (2,008,583) | Real Estate |
| TP Lux HoldCo LP[5] | Equity | 191,732 | (13,664) | European Debt and Equity Investments |
| TP Trading II LLC | Equity | 3,206,723 | 962,960 | Healthcare |
| Ventures Entities[6] | Equity | 6,489,004 | (1,129,257) | Real Estate and Equity Investments |

THIRD POINT ENHANCED LP
56 FINANCIAL STATEMENTS 2021 NOTES TO FINANCIAL STATEMENTS

# Notes to Financial Statements continued

For the year ended December 31, 2021

### 6. Related Party Transactions (continued)

| | | December 31, 2019 | | |
|---|---|---|---|---|
| Name | Nature of Interests in SPV | Fair value of Partnership's pro-rata interest in underlying investments of SPV entity[1] $ | Partnership's pro-rata interest in SPV entity's gains, losses from investments[1] $ | Description of Investments Held |
| Cloudbreak Aggregator LP[2] | Equity | 5,759,911 | 2,490,361 | See Footnote Below |
| Third Point Loan LLC | Nominee[3] | 59,813,861 | (11,444,090) | Debt Investments |
| Third Point Ventures LLC | Nominee[3] | 75,336,823 | 13,915,611 | Private Investments |
| TP DR Holdings LLC[4] | Equity | 3,752,673 | 575,529 | Real Estate |
| | Debt | 7,636,462 | 870,406 | Real Estate |
| TP Lux HoldCo LP[5] | Equity | 186,430 | (50,590) | European Debt and Equity Investments |
| TP Trading II LLC | Equity | 2,243,773 | 780,575 | Healthcare |
| Ventures Entities[6] | Equity | 5,754,766 | 132,077 | Real Estate and Equity Investments |

*(1) For financial reporting purposes, with the exception of TP Lux Holdco LP which is included Investments in affiliated investment funds in the Condensed Schedules of Investments and TP DR Holdings LLC ("TP DR"), the Partnership's pro-rata interests in the investments held by the SPVs and the related gains, losses, income and expense of the SPVs are reflected on a look through basis in the Statements of Financial Condition, the Condensed Schedules of Investments and the Statements of Operations. The Partnership's interests in TP Lux Holdco LP and TP DR are recorded at their respective NAVs as described in Note 2.*

*(2) The primary purpose of this entity was to invest in Far Point LLC, the sponsor of Far Point Acquisition Corporation ("FPAC"), which was an affiliate of the Investment Manager. FPAC was a New York Stock Exchange listed special purpose acquisition company that merged with Global Blue Group Holding AG during 2020. Cloudbreak Aggregator LP committed to purchase shares of the FPAC Class A common stock in a private placement that closed simultaneously with the closing of the FPAC's Initial Business Combination (the "Back Stop"). The Partnership's maximum Back Stop commitment amount at December 31, 2019 was $49,672,625. During the year ended December 31, 2020, FPAC completed its business combination and accordingly does not have any further commitment related to it.*

*(3) The Nominees have appointed the Investment Manager as their true and lawful agent and attorney.*

*(4) TP DR's principal objective is to own, develop and manage properties in the Dominican Republic. In addition to the Partnership's debt and equity investment in TP DR, the Partnership held a debt investment valued at $3,644,268 (2020: $6,274,514, 2019: $0) in a subsidiary of TP DR secured by the underlying properties.*

*(5) TP Lux HoldCo LP is included in investments in affiliated investment funds and holds its investments through an investment in TP Lux HoldCo S.a.r.l*

*(6) The Partnership holds equity interests in Venture Two Holdings LLC, Venture Three Holdings LLC, Venture Four Holdings LLC, Venture Ten Holdings LLC, and Venture Eleven Holdings LLC and sold out of equity interests in Venture Five Holdings LLC and Ventures Six Holdings LLC (collectively, the "Ventures Entities").*

The Partnership is a limited partner in Third Point Hellenic Recovery U.S. Feeder Fund, L.P. (the "Hellenic Fund"), which is an affiliate of the Investment Manager. The Hellenic Fund was formed as a limited partnership under the laws of the Cayman Islands and invests in and holds debt and equity interests in Greek and Cypriot companies. The Partnership committed $13,578,963 to the Hellenic Fund (2020: $12,731,074, 2019: $12,970,440), of which $10,704 was called and $3,166,302 was distributed (2020: $950,054 was distributed, 2019: $15,584 called and $1,337,753 was distributed ) during the year ended December 31, 2021. During the year ended December 31, 2021, the Partnership recorded $978,388 of gains (2020:$1,685,723 of losses, 2019: $3,801,644 of gains) related to its investment in the Hellenic Fund which is reflected in the Statements of Operations. As of December 31, 2021, the Partnership's remaining unfunded commitment to the Hellenic Fund was $4,014,374 (2020: $3,774,415, 2019: $3,845,381). As of December 31, 2021, the estimated fair value of the investment in the Hellenic Fund was $3,833,254 (2020: $5,796,749, 2019: $8,470,792), which is included in

NOTES TO FINANCIAL STATEMENTS THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 57 6. Related Party Transactions (continued) investments in affiliated investment funds. The valuation policy with respect to this investment in a limited partnership is further described in Note 2. No separate fees are charged by the Hellenic Fund with respect to the Partnership’s investment. The Partnership is a limited partner in Third Point Structured Credit Opportunities Offshore Fund LP (the “Structured Credit Fund”), which is an affiliate of the Investment Manager. The Structured Credit Fund was formed as a limited partnership under the laws of the Cayman Islands and invests in and holds asset backed securities and other credit investments. The Partnership invested $25,000,000 in the Structured Credit Fund during 2020 and the estimated fair value of its investment as of December 31, 2021 was $32,295,000 (2020: $27,681,475), which is included in investments in affiliated investment funds. During the year ended December 31, 2021, the Partnership recorded $4,613,525 of gains (2020: $2,681,475 of gains) related to its investment in the Structured Credit Fund which is reflected in the Statements of Operations. As of December 31, 2021, through its investment in the Structured Credit Fund, the Partnership holds an additional investment in Pacific Gas & Electric Co, 8/16/2023, 5.5% with a fair value of $1,301,346 (2020: $1,369,764) and cost of $1,124,953 (2020: $1,115,080), representing 0.13% (2020: 0.11%) of Partners’ Capital. The valuation policy with respect to this investment in a limited partnership is further described in Note 2. No separate fees are charged by the Structured Credit Fund with respect to the Partnership’s investment. The Investment Manager, on behalf of the Partnership and other funds that it manages, has entered into an agreement with TCM CRE Special Situations, LLC (“TSO”) in connection with TSO’s management of real property, which the Partnership owns as a result of foreclosures on underlying debts held in the Partnership’s ABS portfolio in the ordinary course of business. Pursuant to the agreement with TSO, the Partnership paid $12,894 (2020: $13,534, 2019: $168,844) to TSO during the year ended December 31, 2021. Upon the eventual disposition of the real property, the Partnership may be obligated to pay up to an additional $147,630 (2020: $145,127, 2019: $146,599), provided that certain return hurdles on the real property are met. The real properties are held in SPVs as described above. The sole owner of TSO is also the indirect partial owner of Trawler Capital Management LLC (“TCM”), a SEC-registered investment adviser specializing in commercial real estate debt investments. While the beneficial owner of the Investment Manager has an ownership stake in TCM, it does not have any interests in TSO. The Partnership enters into rebalancing trades throughout the year to maintain, to the extent practicable, parity in its portfolio composition with certain affiliated funds that employ substantially the same investment strategy. The Investment Manager takes into account various factors including account leverage, investment restrictions and tax considerations when executing such transactions. As certain investments held by the Partnership cannot be traded in a timely and efficient manner on the open market (e.g., private investments), the Investment Manager may effect cross-transactions between the Partnership and affiliated funds, either directly or within a SPV, to facilitate the rebalancing. Such transactions are effected at fair value, as determined by the Investment Manager, in accordance with its valuation policy as described in Note 2. 7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk In the normal course of its business, the Partnership trades various financial instruments and engages in various investment activities with off-balance sheet risk. These financial instruments include securities sold, not yet purchased, forwards, futures, options, swaptions, swaps and contracts for differences. Generally, these financial instruments represent future commitments to purchase or sell other financial instruments at specific terms at specified future dates. Each of these financial instruments contains varying degrees of

58 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2021 7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk (continued) off-balance sheet risk whereby changes in the fair values of the securities underlying the financial instruments or fluctuations in interest rates and index values may exceed the amounts recognized in the Statements of Financial Condition. Securities sold, not yet purchased are recorded as liabilities in the Statements of Financial Condition and have market risk to the extent that the Partnership, in satisfying its obligations, may have to purchase securities at a higher value than that recorded in the Statements of Financial Condition. The Partnership’s investments in securities and amounts due from brokers are partially restricted until the Partnership satisfies the obligation to deliver securities sold, not yet purchased. Forward and future contracts are a commitment to purchase or sell financial instruments, currencies or commodities at a future date at a negotiated rate. Forward and future contracts expose the Partnership to market risks to the extent that adverse changes occur to the underlying financial instruments such as currency rates or equity index fluctuations. Option contracts give the purchaser the right but not the obligation to purchase or sell to the option writer financial instruments, or currencies within a defined time period for a specified price. The premium received by the Partnership upon writing an option contract is recorded as a liability, marked to market on a daily basis and is included in securities sold, not yet purchased in the Statements of Financial Condition. In writing an option, the Partnership bears the market risk of an unfavorable change in the financial instrument underlying the written option. Exercise of an option written by the Partnership could result in the Partnership selling or buying a financial instrument at a price different from the current fair value. In the normal course of trading activities, the Partnership trades and holds certain fair value derivative contracts, such as written options, which constitute guarantees. The maximum payout for written put options is limited to the number of contracts written and the related strike prices and the maximum payout for written call options is contingent upon the market price of the underlying security at the date of a payout event. At December 31, 2021, the portfolio had a maximum payout amount of $110,634,331 (2020: $374,951,200, 2019: $195,377,895) relating to written put equity option contracts with expiration dates between 1 and 3 months from the Statements of Financial Condition date. The maximum payout amount could be offset by the subsequent sale, if any, of assets obtained via the settlement of a payout event. The fair value of these written put equity and index options as of December 31, 2021 is $351,920 (2020: 3,268,436, 2019: $394,325) and is included in securities sold, not yet purchased in the Statements of Financial Condition. Refer to Note 8 for additional disclosures regarding the Partnership’s collateral policy. Swaption contracts give the Partnership the right, but not the obligation, to enter into a specified interest rate swap within a specified period of time. The Partnership’s market and counterparty credit risk is limited to the premium paid to enter into the swaption contract and fair value. Total return and total return basket swaps, contracts for differences, index swaps, and interest rate swaps involve the exchange of cash flows between the Partnership and counterparties based on the change in market value of a particular equity, index, or interest rate on a specified notional holding. The use of these contracts exposes the Partnership to market risks equivalent to actually holding securities of the notional value but typically involve little capital commitment relative to the exposure achieved. The gains or losses of the Partnership may therefore be magnified on the capital commitment. Credit default swaps protect the buyer against the loss of principal on one or more underlying bonds, loans, or mortgages in the event the issuer suffers a credit event. Typical credit events include failure to pay or restructuring of obligations, bankruptcy, dissolution or insolvency of the underlying issuer. The

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 59

## 7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk (continued)

buyer of the protection pays an initial and/or a periodic premium to the seller and receives protection for the period of the contract. If there is no credit event, as defined in the contract, the buyer receives no payments from the seller. If there is a credit event, the buyer receives a payment from the seller of protection as calculated by the contract between the two parties.

The Partnership may also enter into index and/or basket credit default swaps where the credit derivative may reference a basket of single-name credit default swaps or a broad-based index. Generally, in the event of a default on one of the underlying names, the buyer will receive a pro-rata portion of the total notional amount of the credit default index or basket contract from the seller. When the Partnership purchases single-name, index and basket credit default swaps, the Partnership is exposed to counterparty nonperformance.

Upon selling credit default swap protection, the Partnership may expose itself to the risk of loss from related credit events specified in the contract. Credit spreads of the underlying together with the period of expiration is indicative of the likelihood of a credit event under the credit default swap contract and the Partnership's risk of loss. Higher credit spreads and shorter expiration dates are indicative of a higher likelihood of a credit event resulting in the Partnership's payment to the buyer of protection. Lower credit spreads and longer expiration dates would indicate the opposite and lowers the likelihood the Partnership needs to pay the buyer of protection. The following table sets forth certain information related to the Partnership's written credit derivatives as of December 31, 2021, December 31, 2020 and December 31, 2019.

| 2021 | Maximum Payout/ Notional Amount (by period of expiration) | | | Fair Value of Written Credit Derivatives(2) | | |
|---|---|---|---|---|---|---|
| Credit Spreads on underlying (basis points) | 0-5 years $ | 5 years or Greater Expiring Through 2047 $ | Total Written Credit Default Swaps(1) $ | Asset $ | Liability $ | Net Asset/ (Liability) $ |
| Single name (0-250) | – | 112,184 | 112,184 | – | 23,512 | (23,512) |

*1) As of December, 2021, the Company did not hold any offsetting buy protection credit derivatives with the same underlying reference obligation.*

*(2) Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.*

| 2020 | Maximum Payout/ Notional Amount (by period of expiration) | | | Fair Value of Written Credit Derivatives(2) | | |
|---|---|---|---|---|---|---|
| Credit Spreads on underlying (basis points) | 0-5 years $ | 5 years or Greater Expiring Through 2047 $ | Total Written Credit Default Swaps(1) $ | Asset $ | Liability $ | Net Asset/ (Liability) $ |
| Single name (0-250) | – | 110,812 | 110,812 | – | 24,317 | (24,317) |

*(1) As of December 31, 2020, the Company did not hold any offsetting buy protection credit derivatives with the same underlying reference obligation.*

*(2) Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.*

| 2019 | Maximum Payout/ Notional Amount (by period of expiration) | | | Fair Value of Written Credit Derivatives(1) | | |
|---|---|---|---|---|---|---|
| Credit Spreads on underlying (basis points) | 0-5 years $ | 5 years or Greater Expiring Through 2047 $ | Total Written Credit Default Swaps $ | Asset $ | Liability $ | Net Asset/ (Liability) $ |
| Single name (0-250) | – | 2,065,997 | 2,065,997 | 127 | 23,943 | (23,816) |

*(1) Fair value amounts of derivative contracts are shown on a gross basis prior to cash collateral or counterparty netting.*

60 THIRD POINT ENHANCED LP FINANCIAL STATEMENTS 2021 NOTES TO FINANCIAL STATEMENTS Notes to Financial Statements continued For the year ended December 31, 2021 7. Financial Instruments with Off-Balance Sheet Risk or Concentrations of Credit Risk (continued) In addition to off-balance sheet risks related to specific financial instruments, the Partnership may be subject to concentration of credit risk with particular counterparties. Substantially all securities transactions of the Partnership are cleared by several major securities firms. The Partnership had substantially all such individual counterparty concentration with these brokers or their affiliates as of December 31, 2021, December 31, 2020 and December 31, 2019. However, the Partnership reduces its credit risk with counterparties by entering into master netting agreements. The Partnership’s maximum exposure to credit risk associated with counterparty nonperformance on derivative contracts is limited to the market value by counterparty inherent in such contracts which at December 31, 2021 was $55,159,580 (2020: $51,008,784, 2019: $21,860,582), in addition to any excess collateral posted to such counterparties, which is recognized in the Statements of Financial Condition. 8. Derivative Contracts The Partnership enters into derivative contracts to manage credit risk, interest rate risk, currency exchange risk, and other exposure risks. The Partnership uses derivatives in connection with its risk-management activities to hedge certain risks and to gain exposure to certain investments. The utilization of derivative contracts also allows for an efficient means in which to trade certain asset classes. The derivatives that the Partnership invests in are primarily swaps, forwards, options, futures, swaptions and contracts for differences. Typically, derivatives serve as a component of the Partnership’s investment strategy and are utilized primarily to structure the portfolio, or individual investments, to economically match the investment objective of the Partnership. Fair values of derivatives are determined by using quoted market prices and counterparty quotes when available; otherwise fair values are based on pricing models that consider the time value of money, volatility, and the current market and contractual prices of underlying financial instruments.

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 61

## 8. Derivative Contracts (continued)

The following tables identify the volume and fair value amounts of derivative instruments included in derivative contracts in the Statements of Financial Condition, categorized by primary underlying risk, as of December 31, 2021, December 31, 2020 and December 31, 2019. Balances are presented on a gross basis, prior to the application of the impact of counterparty netting.

| | As of December 31, 2021 | | |
|---|---|---|---|
| | Listing currency[1] | Fair Value[2] $ | Notional Amounts[3] $ |
| **Derivative Assets by Primary Underlying Risk** | | | |
| **Commodity Price** | | | |
| Commodity Futures - Long Contracts | USD | 1,757,294 | 14,221,090 |
| **Credit** | | | |
| Credit Default Swaps - Protection Purchased | USD | 76,003 | 775,621 |
| **Equity Price** | | | |
| Contracts for Differences - Long Contracts | EUR/GBP/USD/CHF | 34,605,298 | 324,619,876 |
| Contracts for Differences - Short Contracts | CHF/GBP/USD/HKD/DKK | 638,670 | 11,769,432 |
| Options Contracts - Purchased | USD | 8,161,974 | 102,366,300 |
| Rights and Warrants | USD | 4,469,599 | 4,469,599 |
| Total Return Swaps - Short Contracts | USD | 214,752 | 14,559,120 |
| Total Return Swaps - Long Contracts | USD | 100,754 | 5,415,104 |
| **Index** | | | |
| Options Contracts - Purchased | EUR/USD | 453,128 | 81,406,560 |
| **Interest Rates** | | | |
| Futures - Short Contracts | EUR/USD | 49,194 | 8,227,198 |
| Interest Rate Swaptions | USD | 9,102,513 | 189,345,688 |
| **Total Derivative Assets** | | **59,629,179** | **757,175,588** |
| **Derivative Liabilities by Primary Underlying Risk** | | | |
| **Credit** | | | |
| Credit Default Swaps - Protection Sold | USD | 23,512 | 112,184 |
| **Equity Price** | | | |
| Contracts for Differences - Long Contracts | CHF/GBP/EUR/USD | 449,045 | 52,194,752 |
| Contracts for Differences - Short Contracts | HKD/DKK/EUR/SEK/USD | 2,524,213 | 30,286,046 |
| Options Contracts - Sold | USD | 1,919,569 | 95,165,400 |
| Total Return Swaps - Long Contracts | USD | 1,968 | - |
| Total Return Swaps - Short Contracts | GBP/USD | 1,173,591 | 64,491,731 |
| **Foreign Currency Exchange Rates** | | | |
| Foreign Currency Forward Contracts | CHF/EUR | 287,342 | 31,022,107 |
| **Index** | | | |
| Futures - Short Contracts | EUR | 1,472,742 | 51,280,301 |
| Options Contracts - Sold | USD/EUR | 51,587 | 72,421,431 |
| Total Return Swaps - Short Contracts | USD | 2,428,320 | 124,480,550 |
| **Interest Rates** | | | |
| Futures - Short Contracts | USD | 2,238 | 9,148,287 |
| **Total Derivative Liabilities** | | **10,334,127** | **530,602,789** |

*(1) CHF = Swiss Franc, DKK = Danish Krone, EUR = Euro, GBP = British Pound, HKD = Hong Kong Dollar, SEK = Swedish Krone, USD = US Dollar*

*(2) The Fair Value presented above includes the fair value of Derivative Contracts as well as option contract assets of $8.62 million included in Investments in Securities, at fair value in the Statement of Financial Condition and option contract liabilities of $1.97 million included in Securities sold, not yet purchased, at fair value in the Statement of Financial Condition and rights and warrants of approximately $4.47 million included in investments in securities at fair value in the Statement of Financial Condition.*

*(3) The absolute notional exposure represents the Partnership's derivative activity as of December 31, 2021, which is representative of the volume of derivatives held during the period.*

THIRD POINT ENHANCED LP
62 FINANCIAL STATEMENTS 2021
NOTES TO FINANCIAL STATEMENTS

# Notes to Financial Statements continued
For the year ended December 31, 2021

## 8. Derivative Contracts (continued)

| | As of December 31, 2020 | | |
|---|---|---|---|
| | Listing currency[1] | Fair Value[2] $ | Notional Amounts[3] $ |
| **Derivative Assets by Primary Underlying Risk** | | | |
| **Commodity Price** | | | |
| Commodity Options – Long Contracts | USD | 49,800 | 33,200,000 |
| **Credit** | | | |
| Credit Default Swaps – Protection Purchased | USD | 108,942 | 966,572 |
| **Equity Price** | | | |
| Contracts for Differences – Long Contracts | EUR/GBP/USD/CHF/SEK | 23,655,348 | 217,839,204 |
| Contracts for Differences – Short Contracts | AUD/GBP/USD/EUR | 1,853,073 | 15,380,134 |
| Rights and Warrants | USD | 4,853,963 | 19,895,481 |
| Total Return Swaps – Short Contracts | USD/JPY | 2,688,713 | 60,636,635 |
| Options Contracts – Purchased | USD | 6,213,605 | 325,953,900 |
| **Foreign Currency Exchange Rates** | | | |
| Foreign Currency Forward Contracts | USD | 62,776 | 18,200,350 |
| **Index** | | | |
| Options Contracts – Purchased | USD | 7,817,182 | 75,585,000 |
| **Interest Rates** | | | |
| Interest Rate Swaptions | USD | 8,559,345 | 142,101,253 |
| **Total Derivative Assets** | | **55,862,747** | **909,758,529** |
| **Derivative Liabilities by Primary Underlying Risk** | | | |
| **Commodity Price** | | | |
| Commodities Futures – Long Contracts | USD | 1,029,840 | 13,181,032 |
| **Credit** | | | |
| Credit Default Swaps – Protection Sold | USD | 24,317 | 110,812 |
| **Equity Price** | | | |
| Contracts for Differences – Long Contracts | CHF/GBP | 1,744,334 | 70,163,661 |
| Contracts for Differences – Short Contracts | CHF/GBP/EUR/JPY/USD | 4,885,866 | 56,478,199 |
| Total Return Swaps – Long Contracts | USD | 688,605 | 42,860,146 |
| Total Return Swaps – Short Contracts | GBP/USD | 11,756,177 | 208,618,079 |
| Options Contracts – Sold | USD | 4,084,953 | 463,191,700 |
| **Foreign Currency Exchange Rates** | | | |
| Foreign Currency Forward Contracts | CNH | 510,441 | 10,709,375 |
| **Index** | | | |
| Index Futures – Short Contracts | EUR/JPY/USD | 3,064,224 | 106,791,690 |
| Options Contracts – Sold | USD | 43,682 | 60,967,500 |
| **Total Derivative Liabilities** | | **27,832,439** | **1,033,072,194** |

*(1) AUD = Australian Dollar, CHF = Swiss Franc, CNH = Chinese Yuan, EUR = Euro, GBP = British Pound, JPY = Japanese Yen, SEK = Swedish Krone, USD = US Dollar*

*(2) The Fair Value presented above includes the fair value of Derivative Contracts as well as option contract assets of $14.03 million included in Investments in Securities, at fair value in the Statement of Financial Condition and option contract liabilities of $4.13 million included in Securities sold, not yet purchased, at fair value in the Statement of Financial Condition and rights and warrants of approximately $4.85 million included in investments in securities at fair value in the Statement of Financial Condition.*

*(3) The absolute notional exposure represents the Partnership's derivative activity as of December 31, 2020, which is representative of the volume of derivatives held during the period.*

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 63

## 8. Derivative Contracts (continued)

| | As of December 31, 2019 | | |
|---|---|---|---|
| | Listing currency[1] | Fair Value[2] $ | Notional Amounts[3] $ |
| **Derivative Assets by Primary Underlying Risk** | | | |
| **Credit** | | | |
| Credit Default Swaps – Protection Purchased | USD | 94,357 | 1,216,423 |
| Credit Default Swaps – Protection Sold | USD | 127 | 1,953,045 |
| **Equity Price** | | | |
| Contracts for Differences – Long Contracts | EUR, GBP, USD | 12,900,851 | 214,307,495 |
| Contracts for Differences – Short Contracts | AUD, EUR, GBP, HKD, SEK, USD | 1,494,804 | 38,249,069 |
| Total Return Swaps – Long Contracts | USD | 3,666,622 | 36,454,698 |
| Total Return Swaps – Short Contracts | USD | 11,252 | — |
| Rights and Warrants | USD | 5,585,126 | 12,976,110 |
| **Foreign Currency Exchange Rates** | | | |
| Foreign Currency Forward Contracts | HKD | 973,649 | 1,779,923 |
| Foreign Currency Options – Purchased | HKD | 206,803 | 465,753,296 |
| **Index** | | | |
| Index Futures – Short Contracts | EUR | 175,834 | 21,123,237 |
| **Interest Rates** | | | |
| Interest Rate Swaptions | USD | 2,336,283 | 115,971,145 |
| **Total Derivative Assets** | | **27,445,708** | **909,784,441** |
| **Derivative Liabilities by Primary Underlying Risk** | | | |
| **Credit** | | | |
| Credit Default Swaps – Protection Sold | USD | 23,943 | 112,932 |
| **Equity Price** | | | |
| Contracts for Differences – Long Contracts | EUR, GBP | 1,539,933 | 73,996,216 |
| Contracts for Differences – Short Contracts | AUD, GBP, HKD, JPY, USD | 7,298,793 | 91,497,878 |
| Total Return Swaps – Long Contracts | USD, JPY | 3,122,415 | 69,931,855 |
| Total Return Swaps – Short Contracts | GBP, JPY, USD | 4,204,301 | 156,263,564 |
| Option Contracts – Sold | EUR, USD | 1,025,283 | 59,561,295 |
| **Foreign Currency Exchange Rates** | | | |
| Foreign Currency Forward Contracts | CHF, CNH, EUR, HKD | 2,137,805 | 195,339,248 |
| **Index** | | | |
| Index Futures – Short Contracts | JPY, USD | 954,836 | 111,477,232 |
| Option Contracts – Sold | USD | 31,405 | 172,156,500 |
| **Total Derivative Liabilities** | | **20,338,714** | **930,336,720** |

*(1) AUD = Australian Dollar, CHF = Swiss Franc, CNH = Chinese Yuan, EUR = Euro, GBP = British Pound, HKD = Hong Kong Dollar, JPY = Japanese Yen, SEK = Swedish Krona, USD = US Dollar*

*(2) The fair value presented above includes the fair value of derivative contracts as well as option contract liabilities of approximately $1.0 million included in securities sold, not yet purchased, at fair value in the Statements of Financial Condition and rights and warrants of approximately $5.6 million included in investments in securities at fair value in the Statements of Financial Condition.*

*(3) The absolute notional exposure represents the Partnership's derivative activity as of December 31, 2019, which is representative of the volume of derivatives held during the year.*

THIRD POINT ENHANCED LP
64 FINANCIAL STATEMENTS 2021
NOTES TO FINANCIAL STATEMENTS

# Notes to Financial Statements continued

For the year ended December 31, 2021

## 8. Derivative Contracts (continued)

The following table sets forth by major risk type the Partnership's net realized and change in unrealized gains/(losses) related to trading activities for the years ended December 31, 2021, December 31, 2020, December 31, 2019. These realized and change in unrealized gains/(losses) are included in the net realized and change in unrealized gain/loss from securities, affiliated investment funds, derivative contracts and foreign currency translations in the Statements of Operations.

| | 2021 Net Realized Gain/ (Loss) $ | 2021 Net Change in Unrealized Gain/ (Loss) $ | 2020 Net Realized Gain/ (Loss) $ | 2020 Net Change in Unrealized Gain/ (Loss) $ | 2019 Net Realized Gain/ (Loss) $ | 2019 Net Change in Unrealized Gain/ (Loss) $ |
|---|---|---|---|---|---|---|
| **Primary Underlying Risk** | | | | | | |
| **Commodity Price** | | | | | | |
| Commodity Futures – Long Contracts | 957,030 | 2,787,134 | (1,801) | (1,029,840) | (375,516) | – |
| Commodity Futures – Short Contracts | – | – | (1,385,899) | – | 476,266 | – |
| Commodity Options – Long Contracts | (1,178,509) | 1,073,120 | – | – | – | – |
| Futures – Long Contracts | (552,993) | – | – | – | – | – |
| Option contracts – Purchased | – | – | (2,722) | (1,073,120) | – | – |
| **Credit** | | | | | | |
| Credit Default Swaps – Protection Purchased | (127,486) | (18,929) | (16,269) | 30,441 | (775,321) | (4,221,636) |
| Credit Default Swaps – Protection Sold | 1,303 | 71 | 755,680 | (756,042) | (536,754) | 1,076,348 |
| **Equity Price** | | | | | | |
| Contracts for Differences – Long Contracts | 54,783,364 | 12,245,239 | (47,183,953) | 10,550,096 | 15,157,194 | 27,670,968 |
| Contracts for Differences – Short Contracts | (16,655,035) | 1,147,250 | 91,733 | 2,771,196 | (39,264,050) | (12,616,181) |
| Option Contracts – Purchased | 16,463,958 | (9,213,238) | (4,234,799) | 7,868,049 | (4,090,131) | – |
| Option Contracts – Sold | 205,569 | 2,050,521 | 1,327,094 | 66,770 | 8,998,476 | 968,195 |
| Rights and Warrants | 1,633,629 | (2,284,002) | (1,243,076) | 1,302,183 | (986,008) | 127,245 |
| Total Return Swaps – Long Contracts | 9,932,382 | 787,390 | 1,160,002 | (1,232,812) | 39,054,520 | 4,367,165 |
| Total Return Swaps – Short Contracts | (39,426,006) | 8,108,625 | (3,779,607) | (4,874,415) | (6,286,867) | (4,102,441) |
| **Index** | | | | | | |
| Futures – Short Contracts | (33,012,860) | (1,472,742) | – | – | – | – |
| Index Futures – Long Contracts | – | – | – | – | (85,218) | – |
| Index Futures – Short Contracts | (8,825,844) | 3,064,224 | 5,871,802 | (2,285,222) | (7,966,354) | (779,000) |
| Option contracts – Purchased | (6,316,077) | 1,885,331 | (23,142,998) | (4,665,947) | (13,163,588) | – |
| Option contracts – Sold | (19,324) | 264,684 | 335,155 | 1,433,551 | 4,260,352 | 303,750 |
| Total Return Swaps – Short Contracts | (670,427) | (2,428,320) | – | – | – | – |
| **Interest Rates** | | | | | | |
| Futures – Short Contracts | (104,062) | 46,956 | – | – | – | – |
| Interest Rate Swaptions | 744,578 | 79,158 | (1,568,042) | 1,511,079 | (548,459) | 130,886 |

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 65

## 8. Derivative Contracts (continued)

| | 2021 Net Realized Gain/ (Loss) $ | 2021 Net Change in Unrealized Gain/ (Loss) $ | 2020 Net Realized Gain/ (Loss) $ | 2020 Net Change in Unrealized Gain/ (Loss) $ | 2019 Net Realized Gain/ (Loss) $ | 2019 Net Change in Unrealized Gain/ (Loss) $ |
|---|---|---|---|---|---|---|
| Sovereign Futures – Short Contracts | – | – | (2,669,171) | – | (2,575,852) | 697,348 |
| Total Return Swaps – Long Contracts | 312,406 | – | – | – | – | – |
| **Foreign Currency Exchange Rates** | | | | | | |
| Foreign Currency Forward Contracts | 671,440 | 160,323 | 2,552,119 | 716,491 | 2,433,853 | 51,094 |
| Foreign Currency Options – Purchased | – | – | (791,773) | 584,970 | 916,705 | (584,970) |
| **Total** | **(21,182,964)** | **18,282,795** | **(73,926,525)** | **10,917,428** | **(5,356,752)** | **13,088,771** |

The Partnership's derivative contracts are generally subject to the International Swaps and Derivatives Association ("ISDA") Master Agreements or other similar agreements which contain provisions setting forth events of default and/or termination events ("credit-risk-related contingent features"), including but not limited to provisions setting forth maximum permissible declines in the Partnership's net asset value. Upon the occurrence of a termination event with respect to an ISDA Agreement, the Partnership's counterparty could elect to terminate the derivative contracts governed by such agreement, resulting in the realization of any net gains or losses with respect to such derivative contracts and the return of collateral held by such party. During the year ended December 31, 2021, no termination events were triggered under the ISDA Master Agreements. As of December 31, 2021, the aggregate fair value of all derivative instruments with credit-risk-related contingent features that are in a net liability position is $41,100 (2020: $840,506, 2019: $10,169,533). The Partnership has posted $61,650,000 of collateral (2020: $83,180,000, 2019: $92,480,000,) in the normal course of business. Similarly, the Partnership obtains/provides collateral from/to various counterparties for OTC derivative contracts in accordance with bilateral collateral agreements. Similarly, the Partnership did not hold collateral in the form of cash from certain counterparties as of December 31, 2021 (2020: $0, 2019: $44,040). If the credit-risk related contingent features underlying these instruments had been triggered as of December 31, 2021 and the Partnership had to settle these instruments immediately, no additional amounts would be required to be posted by the Partnership since the aggregate fair value of the required collateral posted exceeded the settlement amounts of open derivative contracts or in the case of cross margining relationships, the assets in the Partnership's prime brokerage accounts are sufficient to offset derivative liabilities.

The Partnership's derivatives do not qualify as hedges for financial reporting purposes and are recorded in the Statements of Financial Condition on a gross basis and not offset against any collateral pledged or received. Pursuant to the ISDA master agreements, securities lending agreements, repurchase agreements and other counterparty agreements, the Partnership and its counterparties typically have the ability to net certain payments owed to each other in specified circumstances. In addition, in the event a party to one of the ISDA master agreements, securities lending agreements, repurchase agreements or other derivatives agreements defaults, or a transaction is otherwise subject to termination, the non-defaulting party generally has the right to set off against payments owed to the defaulting party or collateral held by the non-defaulting party.

The Partnership has elected not to offset derivative assets against liabilities subject to master netting agreements nor does it offset collateral amounts received or pledged against the fair values of the related derivative instruments. Accordingly, the Partnership presents all derivative and collateral amounts in the Statements of Financial Condition on a gross basis. As of December 31, 2021, December 31, 2020

66 THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021
NOTES TO FINANCIAL STATEMENTS

# Notes to Financial Statements continued

For the year ended December 31, 2021

## 8. Derivative Contracts (continued)

and December 31, 2019, the gross and net amounts of derivative instruments, repurchase agreements and the cash collateral applicable to derivative instruments were as follows:

2021 Financial Assets, Derivative Assets and Collateral received by Counterparty:

| Derivative Contracts | Gross Amounts of Assets Presented in the Statement of Financial Condition[1] $ | Financial Instruments $ | Cash Collateral Received $ | Net Amount $ |
|---|---|---|---|---|
| Counterparty 1 | 1,924,030 | 519,334 | 1,404,696 | – |
| Counterparty 2 | 15,279,245 | 608,435 | 14,670,810 | – |
| Counterparty 3 | 14,318,062 | 6,264,465 | 2,966,624 | 5,086,973 |
| Counterparty 4 | 4,712,078 | 1,408,975 | 3,303,103 | – |
| Counterparty 5 | 11,275,607 | 560,250 | 1,961,417 | 8,753,940 |
| Counterparty 6 | 46,199 | – | 25,639 | 20,560 |
| Counterparty 8 | 6,648,946 | 65,206 | 6,583,740 | – |
| Counterparty 9 | 955,413 | 866,362 | 89,051 | – |
| **Total** | **55,159,580** | **10,293,027** | **31,005,080** | **13,861,473** |

2021 Financial Assets, Derivative Liabilities and Collateral received by Counterparty:

| Derivative Contracts | Gross Amounts of Liabilities Presented in the Statement of Financial Condition[2] $ | Financial Instruments $ | Cash Collateral Pledged $ | Net Amount $ |
|---|---|---|---|---|
| Counterparty 1 | $ 519,334 | $ 519,334 | – | – |
| Counterparty 2 | 608,435 | 608,435 | – | – |
| Counterparty 3 | 6,264,465 | 6,264,465 | – | – |
| Counterparty 4 | 1,408,975 | 1,408,975 | – | – |
| Counterparty 5 | 560,250 | 560,250 | – | – |
| Counterparty 8 | 65,206 | 65,206 | – | – |
| Counterparty 9 | 866,362 | 866,362 | – | – |
| Counterparty 11 | 41,100 | – | – | 41,100 |
| **Total** | **10,334,127** | **10,293,027** | **–** | **41,100** |
| **Repurchase Agreements** | | | | |
| Counterparty 4 | 33,616,216 | 33,616,216 | – | – |
| **Total** | **33,616,216** | **33,616,216** | **–** | **–** |

*(1) The Gross Amounts of Assets Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract assets as well as gross OTC option contract assets of $8.62 million included in Investments in securities, at fair value in the Statement of Financial Condition.*

*(2) The Gross Amounts of Liabilities Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract liabilities as well as gross OTC option contract liabilites of $1.97 million included in Securities Sold, not yet Purchased in the Statement of Financial Condition.*

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 67

## 8. Derivative Contracts (continued)

2020 Financial Assets, Derivative Assets and Collateral received by Counterparty:

| Derivative Contracts | Gross Amounts of Assets Presented in the Statement of Financial Condition[1] $ | Financial Instruments $ | Cash Collateral Received $ | Net Amount $ |
|---|---|---|---|---|
| Counterparty 1 | 59,118 | 59,118 | – | – |
| Counterparty 2 | 4,263,560 | 1,899,216 | – | 2,364,344 |
| Counterparty 3 | 12,469,765 | 12,401,803 | – | 67,962 |
| Counterparty 4 | 2,413,930 | 1,031,678 | – | 1,382,252 |
| Counterparty 5 | 15,994,156 | 5,504,521 | – | 10,489,635 |
| Counterparty 6 | 3,389,382 | 2,641,120 | – | 748,262 |
| Counterparty 8 | 12,132,083 | 3,167,687 | – | 8,964,396 |
| Counterparty 9 | 286,790 | 286,790 | – | – |
| **Total** | **51,008,784** | **26,991,933** | **–** | **24,016,851** |

2020 Financial Assets, Derivative Liabilities and Collateral received by Counterparty:

| Derivative Contracts | Gross Amounts of Liabilities Presented in the Statement of Financial Condition[2] $ | Financial Instruments $ | Cash Collateral Pledged $ | Net Amount $ |
|---|---|---|---|---|
| Counterparty 1 | 521,974 | 59,118 | 462,856 | – |
| Counterparty 2 | 1,899,216 | 1,899,216 | – | – |
| Counterparty 3 | 12,401,803 | 12,401,803 | – | – |
| Counterparty 4 | 1,031,678 | 1,031,678 | – | – |
| Counterparty 5 | 5,504,521 | 5,504,521 | – | – |
| Counterparty 6 | 2,641,120 | 2,641,120 | – | – |
| Counterparty 8 | 3,167,687 | 3,167,687 | – | – |
| Counterparty 9 | 664,440 | 286,790 | 377,650 | – |
| **Total** | **27,832,439** | **26,991,933** | **840,506** | **–** |
| **Repurchase Agreements** | | | | |
| Counterparty 4 | 5,542,093 | 5,542,093 | – | – |
| **Total** | **5,542,093** | **5,542,093** | **–** | **–** |

*(1) The Gross Amounts of Assets Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract assets as well as gross OTC option contract assets of $14.03 million included in Investments in securities, at fair value in the Statement of Financial Condition.*

*(2) The Gross Amounts of Liabilities Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract liabilities as well as gross OTC option contract liabilites of $4.13 million included in Securities Sold, not yet Purchased in the Statement of Financial Condition.*

68 THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021
NOTES TO FINANCIAL STATEMENTS

# Notes to Financial Statements continued

For the year ended December 31, 2021

### 8. Derivative Contracts (continued)

2019 Financial Assets, Derivative Assets and Collateral received by Counterparty:

| Derivative Contracts | Gross Amounts of Assets Presented in the Statement of Financial Condition $ | Financial Instruments $ | Cash Collateral Received $ | Net Amount $ |
|---|---|---|---|---|
| Counterparty 1 | 44,680 | 30,282 | 14,398 | – |
| Counterparty 2 | 4,371,747 | 702,070 | 3,669,677 | – |
| Counterparty 3 | 1,810,246 | 1,810,246 | – | – |
| Counterparty 4 | 2,382,154 | 2,382,154 | – | – |
| Counterparty 5 | 5,787,704 | 2,581,840 | 1,512,765 | 1,693,099 |
| Counterparty 6 | 5,131,913 | 299,046 | 1,092,861 | 3,740,006 |
| Counterparty 8 | 2,267,564 | 2,267,564 | – | – |
| Counterparty 9 | 64,574 | 64,574 | – | – |
| **Total** | **21,860,582** | **10,137,776** | **6,289,701** | **5,433,105** |

2019 Financial Liabilities, Derivative Liabilities and Collateral pledged by Counterparty:

| Derivative Contracts | Gross Amounts of Liabilities Presented in the Statement of Financial Condition[1] $ | Financial Instruments $ | Cash Collateral Pledged $ | Net Amount $ |
|---|---|---|---|---|
| Counterparty 1 | 30,282 | 30,282 | – | – |
| Counterparty 2 | 702,070 | 702,070 | – | – |
| Counterparty 3 | 7,986,070 | 1,810,246 | 6,175,824 | – |
| Counterparty 4 | 2,631,326 | 2,382,154 | 249,172 | – |
| Counterparty 5 | 2,581,840 | 2,581,840 | – | – |
| Counterparty 6 | 299,046 | 299,046 | – | – |
| Counterparty 8 | 4,651,167 | 2,267,564 | 2,383,603 | – |
| Counterparty 9 | 1,425,508 | 64,574 | 1,360,934 | – |
| **Total** | **20,307,309** | **10,137,776** | **10,169,533** | **–** |
| **Loaned Securities** | | | | |
| Counterparty 10 | 659,575 | 659,575 | – | – |
| **Total** | **659,575** | **659,575** | **–** | **–** |

*(1) The Gross Amounts of Liabilities Presented in the Statement of Financial Condition presented above includes the fair value of Derivative Contract assets as well as gross OTC option contract assets of $1.0 million included in Securities Sold, not yet Purchased in the Statements of Financial Condition.*

### 9. Indemnifications

In the normal course of business, the Partnership enters into contracts that contain a variety of indemnifications and warranties. The Partnership's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Partnership that have not yet occurred. However, the Partnership has not had prior claims or losses pursuant to these contracts and expects the risk of loss to be remote. Thus, no amounts have been accrued related to such indemnifications. The Partnership also indemnifies the General Partner, the Investment Manager and

NOTES TO FINANCIAL STATEMENTS
THIRD POINT ENHANCED LP
FINANCIAL STATEMENTS 2021 69

## 9. Indemnifications (continued)

employees from and against any loss or expense, including, without limitation any judgment, settlement, legal fees and other costs. Any expenses related to these indemnifications would be reflected in administrative and professional fees in the Statements of Operations. The Partnership did not incur any expenses related to indemnifications for the years ended December 31, 2021, December 31, 2020 or December 31, 2019.

## 10. Commitments

Investment fund interests purchased by the Partnership may include financing commitments obligating the Partnership to advance additional amounts on demand. At December 31, 2021, the Partnership had unfunded capital commitments of $6,960,520 (2020: $63,374,429, 2019: $53,850,666).

## 11. Financial Highlights

The following represents the ratios to average limited partners' capital and total return information for the years ended December 31, 2021, December 31, 2020 and December 31, 2019 and for the period from September 3, 2018 (commencement of operations) to December 31, 2018:

| | 2021 | 2020 | 2019 | 2018 |
|---|---|---|---|---|
| **Ratios to average Limited Partners' capital** | | | | |
| Total expenses | 3.20% | 3.55% | 4.03% | 1.74% |
| Incentive allocation/(Reversal of incentive allocation) | 6.16% | 7.82% | 0.22% | (0.23)% |
| **Total expenses and incentive allocation** | **9.36%** | **11.37%** | **4.25%** | **1.51%** |
| **Net investment income/(loss)** | **(0.74)%** | **0.22%** | **0.15%** | **(0.43)%** |

The ratios above are calculated for all the limited partners taken as a whole. The computation of such ratios based on the amount of expenses, incentive allocation, and net investment income assessed to an individual investor's capital may vary from these ratios based on different management fee and incentive arrangements (as applicable) and the timing of capital transactions. The net investment ratio does not reflect the effect of any incentive allocation and none of the above ratios have been annualized.

| | 2021 | 2020 | 2019 | 2018 |
|---|---|---|---|---|
| Total return before incentive allocation | 34.55% | 31.19% | 23.27% | (17.52)% |
| (Incentive allocation)/Reversal of incentive allocation | (6.65)% | (8.53)% | (0.35)% | 0.21% |
| **Total return after incentive allocation** | **27.90%** | **22.66%** | **22.92%** | **(17.31)%** |

Total return is calculated for all the limited partners taken as a whole. An individual investor's return may vary from these returns based on participation in "new issues", different management fee and incentive arrangements (as applicable) and the timing of capital transactions.

## 12. Subsequent Events

Subsequent to December 31, 2021, the Partnership had capital withdrawals of approximately $111.8 million. Subsequent events were evaluated by the Partnership's management until February 18, 2022, which is the date the financial statements were available to be issued. The Partnership's management has determined there are no other subsequent events that would require adjustments to, or disclosure in, the Partnership's financial statements.

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